Exhibit (j)

Execution Version

MASTER CUSTODIAN AGREEMENT

This Agreement is made as of November 22, 2024 (this “Agreement”), between EACH ENTITY SET FORTH ON APPENDIX A HERETO, (each such entity and each additional entity made subject to this Agreement in accordance with Section 20.4 below shall hereinafter be referred to as a/the “Fund” and collectively, as the “Funds”) and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (the “Custodian”).

WITNESSETH:

WHEREAS, each Fund desires for the Custodian to provide certain custodial services relating to securities and other assets of the Fund; and

WHEREAS, the Custodian is willing to provide the services upon the terms contained in this Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS. In addition to terms defined in Section 4.1 (Rule 17f-5 and Rule 17f-7 related definitions) or elsewhere in this Agreement, (a) terms defined in the UCC have the same meanings herein as therein and (b) the following other terms have the following meanings for purposes of this Agreement:

“1940 Act” means the Investment Company Act of 1940, as amended from time to time.

“Alternative Assets” means derivatives, real estate, commodities, private placements, loans, infrastructure holdings, private equity holdings, hedge fund holdings or such other assets (i) not typically held in book-entry form and (ii) not typically held in accounts registered in the name of the Custodian or its sub-custodian, in each case as reasonably determined by the Custodian in accordance with industry standards.

“Affiliate” means, with respect to any person, any other person Controlling, Controlled by, or under common Control with, such person at the time in question. For these purposes. “Control” and its derivatives “Controlled” and “Controlling” mean, with regard to any person: (i) the legal or beneficial ownership, directly or indirectly, of fifty percent (50%) or more of the issued share capital or capital stock of that person (or other ownership interest, if not a corporation); (ii) the ability to control, directly or indirectly, fifty per cent (50%) or more of the voting power in relation to that person; or (iii) the legal power to direct or cause the direction of the general management and policies of that person, provided that where Control is being determined with respect to a person that is a limited partnership, Control shall be determined by reference to the satisfaction of any of the above tests with respect to the general partner of the limited partnership.

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“Board” means, in relation to a Fund, the board of directors, trustees or other governing body of the Fund.

“Client Publications” means the general client publications of State Street Bank and Trust Company available from time to time to clients and their investment managers.

“Deposit Account Agreement” means the Deposit Account Agreement and Disclosure, as may be amended from time to time, issued by the Custodian and available on the Custodian’s internet customer portal, “my.statestreet.com”.

“Domestic securities” means securities held within the United States.

“Foreign securities” means securities held primarily outside of the United States.

“Held outside of the United States” means not held within the United States.

“Held within the United States” means (a) in relation to a security or other financial asset, the security or other financial asset (i) is a certificated security registered in the name of the Custodian or its sub-custodian, agent or nominee or is endorsed to the Custodian or its sub-custodian, agent or nominee or in blank and the security certificate is located within the United States, (ii) is an uncertificated security or other financial asset registered in the name of the Custodian or its sub-custodian, agent or nominee at an office located in the United States, or (iii) has given rise to a security entitlement of which the Custodian or its sub-custodian, agent or nominee is the entitlement holder against a U.S. Securities System or another securities intermediary for which the securities intermediary’s jurisdiction is within the United States, and (b) in relation to cash, the cash is maintained in a deposit account denominated in U.S. dollars with the banking department of the Custodian or with another bank or trust company’s office located in the United States.

“Investment Advisor” means the investment manager or investment advisor of each Fund.

“Investment Document” means any agreement, subscription, assignment or other document evidencing in physical form an investment of a Fund, or providing for the ownership by the Fund, in each case that is acceptable to the Custodian. For the avoidance of doubt, it does not include any security, instrument, certificate, title, agreement or other document that is accompanied by a stock power or instrument of assignment, endorsed to the Custodian or in blank.

“On book currency” means (a) U.S. dollars or (b) a foreign currency that, when credited to a deposit account of a customer maintained in the banking department of the Custodian or an Eligible Foreign Custodian, the Custodian maintains on its books as an amount owing as a liability by the Custodian to the customer.

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“Proper Instructions” means instructions in accordance with Section 9 received by the Custodian from a Fund, the Fund’s Investment Advisor, or an individual or organization duly authorized by the Fund or the Investment Advisor. The term includes standing instructions.

“SEC” means the U.S. Securities and Exchange Commission.

“Services” shall mean the services to be provided by Custodian as described in this Agreement.

“UCC” means the Uniform Commercial Code of the Commonwealth of Massachusetts as in effect from time to time.

“Underlying Portfolios” means a group of investment companies as defined in Section 12(d)(1)(F) of the 1940 Act.

“Underlying Shares” means shares or other securities, issued by a U.S. issuer, of Underlying Portfolios and other registered “investment companies” (as defined in Section 3(a)(1) of the 1940 Act), whether or not in the same “group of investment companies” (as defined in Section 12(d)(1)(G)(ii) of the 1940 Act).

“Underlying Transfer Agent” means State Street Bank and Trust Company or such other organization which may from time to time be appointed by the Fund to act as a transfer agent for the Underlying Portfolios and with respect to which the Custodian is provided with Proper Instructions.

“U.S. Securities System” means a securities depository or book-entry system authorized by the U.S. Department of the Treasury or a “clearing corporation” as defined in Section 8-102 of the UCC.

SECTION 2. EMPLOYMENT OF CUSTODIAN.

SECTION 2.1 GENERAL. Each Fund hereby employs the Custodian as a custodian of (a) securities and cash of each of the Funds and (b) other assets of each of the Funds that the Custodian agrees to treat as financial assets. Each Fund agrees to deliver, or cause to be delivered, to the Custodian (i) all securities and cash of such Fund, (ii) all other assets of such Fund that it desires the Custodian, and the Custodian is willing, to treat as a financial asset and (iii) all cash and other proceeds of the securities and financial assets held in custody under this Agreement. The holding of confirmation statements that identify Underlying Shares as being recorded in the Custodian’s name on behalf of the Funds will be custody for purposes of this Section 2.1. This Agreement does not require the Custodian to accept an asset for custody hereunder or to treat any asset that is not a security as a financial asset.

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SECTION 2.2 SUB-CUSTODIANS. Upon receipt of Proper Instructions, the Custodian shall on behalf of a Fund appoint one or more banks, trust companies or other entities located in the United States and designated in the Proper Instructions to act as a sub-custodian for the purposes of effecting such transactions as may be designated by a Fund in the Proper Instructions. The Custodian may place and maintain each Fund’s foreign securities with foreign banking institution sub-custodians employed by the Custodian or foreign securities depositories, all in accordance with the applicable provisions of Sections 4 and 5. An entity acting in the capacity of Underlying Transfer Agent is not an agent or sub-custodian of the Custodian for purposes of this Agreement.

SECTION 2.3 RELATIONSHIP. With respect to securities and other financial assets of a Fund, the Custodian is a securities intermediary and each Fund is the entitlement holder. With respect to cash maintained in a deposit account and denominated in an “on book” currency, the Custodian is a bank and each Fund is the bank’s customer. If cash is maintained in a deposit account with a bank other than the Custodian and the cash is denominated in an “on book” currency, the Custodian is that bank’s customer. The Custodian agrees to treat the claim to the cash as a financial asset for the benefit of the applicable Fund. The Custodian does not otherwise agree to treat cash as financial asset. The duties of the Custodian as securities intermediary and bank set forth in the UCC are varied by the terms of this Agreement to the extent that the duties may be varied by agreement under the UCC.

SECTION 3 ACTIVITIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY HELD IN THE UNITED STATES.

SECTION 3.1 HOLDING SECURITIES. The Custodian may deposit and maintain securities or other financial assets of a Fund in a U.S. Securities System in compliance with the conditions of Rule 17f-4 under the 1940 Act. Upon receipt of Proper Instructions on behalf of a Fund, the Custodian shall establish and maintain a segregated account or accounts for and on behalf of such Fund and into which account or accounts may be transferred cash or securities and other financial assets, including securities and financial assets maintained in a U.S. Securities System. The Custodian shall hold and physically segregate for the account of each Fund all securities and other financial assets held by the Custodian in the United States, including all domestic securities of the Fund, other than (a) securities or other financial assets maintained in a U.S. Securities System and (b) Underlying Shares maintained pursuant to Section 3.7 in an account of an Underlying Transfer Agent. The Custodian may at any time or times in its discretion appoint any other bank or trust company, qualified under the 1940 Act to act as a custodian, as the Custodian’s agent to carry out such of the provisions of this Section as the Custodian may from time to time direct. The appointment of any agent shall not relieve the Custodian of any of its duties hereunder. The Custodian may at any time or times in its discretion remove the bank or trust company as the Custodian’s agent.

SECTION 3.2 PHYSICAL SAFEKEEPING OF INVESTMENT DOCUMENTS.

1)

DOCUMENT SAFEKEEPING. The Custodian may agree to provide physical safekeeping for Investment Documents delivered to it and will return such Investment Documents to the Fund upon receipt of Proper Instructions, subject to additional documentation and other requirements as the Custodian may specify from time to time.

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2)	NO OTHER SERVICES. The Custodian will not otherwise perform any other services in relation to such Investment Documents.

SECTION 3.3 REGISTRATION OF SECURITIES. Domestic securities or other financial assets held by the Custodian and that are not bearer securities shall be registered in the name of the applicable Fund or in the name of any nominee of a Fund or of any nominee of the Custodian, or in the name or nominee name of any agent or any sub-custodian permitted hereby. All securities accepted by the Custodian on behalf of a Fund under the terms of this Agreement shall be in “street name” or other good delivery form. However, if a Fund directs the Custodian to maintain securities or other financial assets in “street name,” the Custodian shall utilize reasonable efforts only to timely collect income due the Fund on the securities and other financial assets and to notify the Fund of relevant issuer actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

SECTION 3.4 BANK ACCOUNTS. The Custodian shall open and maintain upon the terms of the Deposit Account Agreement a separate deposit account or accounts in the United States in the name of each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement. The Custodian shall credit to the deposit account or accounts, subject to the provisions hereof, all cash received by the Custodian from or for the account of the Fund, other than cash maintained by the Fund in a deposit account established and used in accordance with Rule 17f-3 under the 1940 Act. Funds held by the Custodian for a Fund may be deposited by the Custodian to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that (a) every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and (b) each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Fund be approved by vote of a majority of the Fund’s Board. The funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

SECTION 3.5 COLLECTION OF INCOME. Subject to the domestic securities or other financial assets held in the United States being registered as provided in Section 3.3, the Custodian shall collect on a timely basis all income and other payments with respect to the securities and other financial assets and to which a Fund shall be entitled either by law or pursuant to custom in the securities business. The Custodian shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, the securities are held by the Custodian or its agent. The Custodian shall present for payment all income items requiring presentation as and when they become due and shall collect interest when due on securities and other financial assets held hereunder. The Custodian shall credit income to the Fund as such income is received or in accordance with the Custodian’s then current payable date income schedule. Any credit to the Fund in advance of receipt may be reversed when the Custodian determines that payment will not occur in due course, and the Fund may be charged at the Custodian’s applicable rate for time credited.

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SECTION 3.6 DELIVERY OUT. The Custodian shall release and deliver out domestic securities and other financial assets of a Fund held in a U.S. Securities System, or in an account at the Underlying Transfer Agent, only upon receipt of, and in accordance with, Proper Instructions on behalf of the applicable Fund, specifying the domestic securities or financial assets held in the United States to be delivered out and the person or persons to whom delivery is to be made. The Custodian shall pay out cash of a Fund upon receipt of, and in accordance with, Proper Instructions on behalf of the applicable Fund, specifying the amount of the payment and the person or persons to whom the payment is to be made.

SECTION 3.7 DEPOSIT OF FUND ASSETS WITH THE UNDERLYING TRANSFER AGENT. Underlying Shares of a Fund shall be deposited and held in an account or accounts maintained with an Underlying Transfer Agent. The Custodian’s only responsibilities with respect to the Underlying Shares shall be limited to the following:

1)

Upon receipt of a confirmation or statement from an Underlying Transfer Agent that the Underlying Transfer Agent is holding or maintaining Underlying Shares in the name of the Custodian (or a nominee of the Custodian) for the benefit of a Fund, the Custodian shall identify by book-entry that the Underlying Shares are being held by it as custodian for the benefit of the Fund.

2)

Upon receipt of Proper Instructions to purchase Underlying Shares for the account of a Fund, the Custodian shall pay out cash of the Fund as so directed to purchase the Underlying Shares and record the payment from the account of the Fund on the Custodian’s books and records.

3)

Upon receipt of Proper Instructions for the sale or redemption of Underlying Shares for the account of a Fund, the Custodian shall transfer the Underlying Shares as so directed to sell or redeem the Underlying Shares, record the transfer from the account of the Fund on the Custodian’s books and records and, upon the Custodian’s receipt of the proceeds of the sale or redemption, record the receipt of the proceeds for the account of such Fund on the Custodian’s books and records.

SECTION 3.8 PROXIES. The Custodian shall cause to be promptly executed by the registered holder of domestic securities or other financial assets held in the United States of a Fund, if the securities or other financial assets are registered otherwise than in the name of the Fund or a nominee of the Fund, all proxies, without indication of the manner in which the proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to the securities or other financial assets.

SECTION 3.9 COMMUNICATIONS. Subject to the domestic securities or other financial assets held in the United States being registered as provided in Section 3.3, the Custodian shall transmit promptly to the applicable Fund for each Fund all written information received by the Custodian from issuers of the securities and other financial assets being held for the Fund. The Custodian shall transmit promptly to the applicable Fund all written information received by the Custodian from issuers of the securities and other financial assets whose tender or exchange is sought and from the party or its agent making the tender or exchange offer. The Custodian shall also transmit

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promptly to the applicable Fund for each Fund all written information received by the Custodian regarding any class action or other collective litigation relating to Fund securities or other financial assets issued in the United States and then held, or previously held, during the relevant class-action period during the term of this Agreement by the Custodian for the account of the Fund for the Fund, including, but not limited to, opt-out notices and proof-of-claim forms. The Custodian does not support class-action participation by a Fund beyond such forwarding of written information received by the Custodian.

Section 3.10 ALTERNATIVE ASSET SERVICING. The Custodian will agree, if reasonably acceptable thereto, to reflect the Fund’s Alternative Assets on its books, records or statements. Unless otherwise agreed in writing, the Custodian will not perform any other services or assume any obligations in relation to Alternative Assets. The Custodian may, in limited cases, agree to register the Fund’s interests in Alternative Assets in the name of the Custodian, subject to additional documentation and other requirements as the Custodian may specify from time to time.

SECTION 4. PROVISIONS RELATING TO RULES 17F-5 AND 17F-7.

SECTION 4.1. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

“Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country. The factors include but are not limited to risks arising from the country’s political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country); prevailing or developing custody, tax and settlement practices; nationalization, expropriation or other government actions; currency restrictions, devaluations or fluctuations; market conditions affecting the orderly execution of securities transactions or the value of assets; the regulation of the banking and securities industries, including changes in market rules; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

“Covered Foreign Country” means a country listed on Schedule A, which list of countries may be amended from time to time at the request of any Fund and with the agreement of the Foreign Custody Manager.

“Eligible Foreign Custodian” has the meaning set forth in Section (a)(1) of Rule 17f-5.

“Eligible Securities Depository” has the meaning set forth in section (b)(1) of Rule 17f-7.

“Foreign Assets” means, in relation to a Fund, any of the Fund’s securities or other investments (including foreign currencies) for which the primary market is outside the United States, and any cash and cash equivalents that are reasonably necessary to effect transactions of the Fund in those investments.

“Foreign Custody Manager” has the meaning set forth in section (a)(3) of Rule 17f-5.

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“Foreign Securities System” means an Eligible Securities Depository listed on Schedule B.

“Rule 17f-5” means Rule 17f-5 promulgated under the 1940 Act.

“Rule 17f-7” means Rule 17f-7 promulgated under the 1940 Act.

SECTION 4.2. THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

4.2.1 DELEGATION. Each Fund, by resolution adopted by its Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 4.2 with respect to Foreign Assets of the Funds held outside the United States. The Custodian hereby accepts such delegation (the Custodian, in such delegated capacity, the Foreign Custody Manager). By giving at least 30 days’ prior written notice to the Fund, the Foreign Custody Manager may withdraw its acceptance of the delegated responsibilities generally or with respect to a Covered Foreign Country designated in the notice. Following the withdrawal, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund generally or, as the case may be, with respect to the Covered Foreign Country so designated.

4.2.2 EXERCISE OF CARE AS FOREIGN CUSTODY MANAGER. The Foreign Custody Manager shall exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Foreign Assets would exercise in performing the delegated responsibilities.

4.2.3 FOREIGN CUSTODY ARRANGEMENTS. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities only with respect to Covered Foreign Countries. The Foreign Custody Manager shall list on Schedule A for a Covered Foreign Country each Eligible Foreign Custodian selected by the Foreign Custody Manager to maintain the Foreign Assets of the Funds with respect to the Covered Foreign Country. The list of Eligible Foreign Custodians may be amended from time to time upon notice in the sole discretion of the Foreign Custody Manager. This Agreement constitutes a Proper Instruction by a Fund to open an account, and to place and maintain Foreign Assets, for the Fund in each applicable Covered Foreign Country. The Fund shall satisfy the account opening requirements for the Covered Foreign Country, and the delegation with respect to the Fund for the Covered Foreign Country will not be considered to have been accepted by the Custodian until that satisfaction. If the Foreign Custody Manager receives from the Fund Proper Instructions directing the Foreign Custody Manager to close the account, the delegation shall be considered withdrawn, and the Custodian shall immediately cease to be the Foreign Custody Manager with respect to the Fund for the Covered Foreign Country.

4.2.4 SCOPE OF DELEGATED RESPONSIBILITIES: Subject to the provisions of this Section 4.2, the Foreign Custody Manager may place and maintain Foreign Assets in the care of an Eligible Foreign Custodian selected by the Foreign Custody Manager in each applicable Covered Foreign Country. The Foreign Custody Manager shall determine that (a) the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by the Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-

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5(c)(1) and (b) the contract between the Foreign Custody Manager and the Eligible Foreign Custodian governing the foreign custody arrangements will satisfy the requirements of Rule 17f-5(c)(2). The Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with the Eligible Foreign Custodian and (ii) the performance of the contract governing the custody arrangements. If the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian are no longer appropriate, the Foreign Custody Manager shall so notify the Fund.

4.2.5 REPORTING REQUIREMENTS. The Foreign Custody Manager shall (a) report the withdrawal of Foreign Assets from an Eligible Foreign Custodian and the placement of Foreign Assets with another Eligible Foreign Custodian by providing to a Fund’s Board an amended Schedule A at the end of the calendar quarter in which the action has occurred, and (b) after the occurrence of any other material change in the foreign custody arrangements of the Funds described in this Section 4.2, make a written report to the Board containing a notification of the change.

4.2.6 REPRESENTATIONS. The Foreign Custody Manager represents to each Fund that it is a U.S. Bank as defined in Section (a)(7) of Rule 17f-5. Each Fund represents to the Custodian that its Board has (a) determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of the Funds and (b) considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets of each Fund in each Covered Foreign Country.

4.2.7 TERMINATION BY A FUND OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. By giving at least 30 days’ prior written notice to the Custodian, a Fund may terminate the delegation to the Custodian as the Foreign Custody Manager for the Fund. Following the termination, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund.

SECTION 4.3 MONITORING OF ELIGIBLE SECURITIES DEPOSITORIES. The Custodian shall (a) provide the Fund or its Investment Advisor with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B in accordance with Section (a)(1)(i)(A) of Rule 17f-7 and (b) monitor such risks on a continuing basis and promptly notify the Fund or its Investment Advisor of any material change in such risks, in accordance with Section (a)(1)(i)(B) of Rule 17f-7.

SECTION	5. ACTIVITIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY HELD OUTSIDE THE UNITED STATES.

SECTION 5.1. HOLDING SECURITIES. Foreign securities and other financial assets held outside of the United States shall be maintained in a Foreign Securities System in a Covered Foreign Country through arrangements implemented by the Custodian or an Eligible Foreign Custodian, as applicable, in the Covered Foreign Country. The Custodian shall identify on its books as belonging to the Funds the foreign securities and other financial assets held by each Eligible Foreign Custodian or Foreign Securities System. The Custodian may hold foreign securities and

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other financial assets for all of its customers, including the Funds, with any Eligible Foreign Custodian in an account that is identified as the Custodian’s account for the benefit of its customers; provided however, that (a) the records of the Custodian with respect to foreign securities or other financial assets of a Fund maintained in the account shall identify those securities and other financial assets as belonging to the Fund and (b) to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities and other financial assets so held by the Eligible Foreign Custodian be held separately from any assets of the Eligible Foreign Custodian or of other customers of the Eligible Foreign Custodian.

SECTION 5.2. REGISTRATION OF FOREIGN SECURITIES. Foreign securities and other financial assets held outside of the United States maintained in the custody of an Eligible Foreign Custodian and that are not bearer securities shall be registered in the name of the applicable Fund or in the name of the Custodian or in the name of any Eligible Foreign Custodian or in the name of any nominee of any of the foregoing. Each Fund agrees to hold any such nominee harmless from any liability as a holder of record of the foreign securities or other financial assets. The Custodian or an Eligible Foreign Custodian reserves the right not to accept securities or other financial assets on behalf of a Fund under the terms of this Agreement unless the form of the securities or other financial assets and the manner in which they are delivered are in accordance with local market practice.

SECTION 5.3. INDEMNIFICATION BY ELIGIBLE FOREIGN CUSTODIANS. Each contract pursuant to which the Custodian employs an Eligible Foreign Custodian shall, to the extent possible, require the Eligible Foreign Custodian to indemnify and hold harmless the Custodian from and against any loss, cost or expense arising out of or in connection with the Eligible Foreign Custodian’s performance of its obligations. At a Fund’s election, a Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against an Eligible Foreign Custodian as a consequence of any such loss, cost or expense if and to the extent that the Fund has not been made whole for the loss, cost or expense. In no event shall the Custodian be obligated to bring suit in its own name or to allow suit to be brought in its name hereunder.

SECTION 5.4 BANK ACCOUNTS.

5.4.1 GENERAL. The Custodian shall identify on its books as for the account of the applicable Fund the amount of cash (including cash denominated in foreign currencies) deposited with the Custodian. The Custodian shall maintain cash deposits in on book currencies on its balance sheet. The Custodian shall be liable for such balances. If the Custodian is unable to maintain, or market practice does not facilitate the maintenance for the Fund of a cash balance in a currency as an on book currency, a deposit account shall be opened and maintained by the Custodian outside the United States on behalf of the Fund with an Eligible Foreign Custodian. The Custodian shall not maintain the cash deposit on its balance sheet. The Eligible Foreign Custodian will be liable for such balance directly to the Fund. All deposit accounts referred to in this Section shall be subject only to draft or order by the Custodian or, if applicable, the Eligible Foreign Custodian acting pursuant to the terms of this Agreement. Cash maintained in a deposit account and denominated in an “on book” currency will be maintained under and subject to the laws of the Commonwealth of Massachusetts. The Custodian will not have any deposit liability for deposits in any currency that is not an “on book” currency.

5.4.2 NON-U.S. BRANCH AND NON-U.S. DOLLAR DEPOSITS. In accordance with the laws of the Commonwealth of Massachusetts, the Custodian shall not be required to repay any deposit made at a non-U.S. branch of the Custodian or any deposit made with the Custodian and denominated in a non-U.S. dollar currency, if repayment of the deposit or the use of assets denominated in the non-U.S. dollar currency is prevented, prohibited or otherwise blocked due to (a) an act of war, insurrection or civil strife; (b) any action by a non-U.S. government or instrumentality or authority asserting governmental, military or police power of any kind, whether such authority be recognized as a de facto or a de jure government, or by any entity, political or revolutionary movement or otherwise that usurps, supervenes or otherwise materially impairs the normal operation of civil authority; or (c) the closure of a non-U.S. branch in order to prevent, in the reasonable judgment of the Custodian, harm to the employees or property of the Custodian.

SECTION 5.5. COLLECTION OF INCOME. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which a Fund shall be entitled. If extraordinary measures are required to collect the income or payment, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures. The Custodian shall credit income to the applicable Fund as such income is received or in accordance with the Custodian’s then current payable date income schedule. Any credit to the Fund in advance of receipt may be reversed when the Custodian determines that payment will not occur in due course, and the Fund may be charged at the Custodian’s applicable rate for time credited. Income on securities or other financial assets loaned other than from the Custodian’s securities lending program shall be credited as received.

SECTION 5.6. TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

5.6.1 DELIVERY OUT. The Custodian or an Eligible Foreign Custodian shall release and deliver foreign securities or other financial assets held outside of the United States owned by a Fund and held by the Custodian or such Eligible Foreign Custodian, or in a Foreign Securities System account, only upon receipt of, and in accordance with, Proper Instructions, specifying the foreign securities to be delivered and the person or persons to whom delivery is to be made. The Custodian shall pay out or direct the respective Eligible Foreign Custodian or the respective Foreign Securities System to pay out, cash of a Fund only upon receipt of, and in accordance with, Proper Instructions specifying the amount of the payment and the person or persons to payment is to be made.

5.6.2 MARKET CONDITIONS. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Funds and delivery of Foreign Assets maintained for the account of the Funds may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for the Foreign Assets from such purchaser or dealer.

Information Classification: Limited Access

5.6.3 SETTLEMENT PRACTICES. The Custodian shall provide to each Board the information with respect to custody and settlement practices in countries in which the Custodian employs an Eligible Foreign Custodian described on Schedule C at the time or times set forth on the Schedule. The Custodian may revise Schedule C from time to time, but no revision shall result in a Board being provided with substantively less information than had been previously provided on Schedule C.

SECTION 5.7 SHAREHOLDER OR BONDHOLDER RIGHTS. The Custodian shall use reasonable commercial efforts to facilitate the exercise of voting and other shareholder and bondholder rights, including delivery to the Fund of any proxies, proxy soliciting materials and all applicable notices received by the Custodian (or copies or summaries thereof), with respect to foreign securities and other financial assets held outside the United States, subject always to the laws, regulations and practical constraints that may exist in the country where the securities or other financial assets are issued. The Custodian may utilize Broadridge Financial Solutions, Inc. or another proxy service firm of recognized standing as its delegate to provide proxy services for the exercise of shareholder and bondholder rights. Local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of a Fund to exercise shareholder and bondholder rights.

SECTION 5.8. COMMUNICATIONS. The Custodian shall transmit promptly to the applicable Fund written information with respect to materials received by the Custodian through Eligible Foreign Custodians from issuers of the foreign securities and other financial asset assets being held outside the United States for the account of a Fund. The Custodian shall transmit promptly to the applicable Fund written information with respect to materials so received by the Custodian from issuers of foreign securities whose tender or exchange is sought or from the party or its agent making the tender or exchange offer. The Custodian shall also transmit promptly to each applicable Fund all written information received by the Custodian through Eligible Foreign Custodians from issuers of the foreign securities or other financial assets issued outside of the United States and being held for the account of the Fund regarding any class action or other collective litigation relating to the Fund’s foreign securities or other financial assets issued outside the United States and then held, or previously held, during the relevant class-action period during the term of this Agreement by the Custodian via an Eligible Foreign Custodian for the account of the Fund for the Fund, including, but not limited to, opt-out notices and proof-of-claim forms. The Custodian does not support class-action participation by a Fund beyond such forwarding of written information received by the Custodian.

SECTION 6. FOREIGN EXCHANGE.

SECTION 6.1. GENERALLY. Upon receipt of Proper Instructions, which for purposes of this Section may also include security trade advice, the Custodian shall facilitate the processing and settlement of foreign exchange transactions. Such foreign exchange transactions do not constitute part of the services provided by the Custodian under this Agreement.

Information Classification: Limited Access

SECTION 6.2. FUND ELECTIONS. Each Fund (or its Investment Advisor acting on its behalf) may elect to enter into and execute foreign exchange transactions with third parties that are not Affiliated with the Custodian, with State Street Global Markets, which is the foreign exchange division of State Street Bank and Trust Company and its Affiliated companies (“SSGM”), or with a sub-custodian. Where the Fund or its Investment Advisor gives Proper Instructions for the execution of a foreign exchange transaction using an indirect foreign exchange service described in the Client Publications, the Fund (or its Investment Advisor) instructs the Custodian, on behalf of the Fund, to direct the execution of such foreign exchange transaction to SSGM or, when the relevant currency is not traded by SSGM, to the applicable sub-custodian. The Custodian shall not have any agency (except as contemplated in preceding sentence), trust or fiduciary obligation to the Fund, its Investment Advisor or any other person in connection with the execution of any foreign exchange transaction. The Custodian shall have no responsibility under this Agreement for the selection of the counterparty to, or the method of execution of, any foreign exchange transaction entered into by the Fund (or its Investment Advisor acting on its behalf) or the reasonableness of the execution rate on any such transaction.

SECTION 6.3. FUND ACKNOWLEDGEMENT. Each Fund acknowledges that in connection with all foreign exchange transactions entered into by the Fund (or its Investment Advisor acting on its behalf) with SSGM or any sub-custodian, SSGM and each such sub-custodian:

(i)	shall be acting in a principal capacity and not as broker, agent or fiduciary to the Fund or its Investment Advisor;

(ii)	shall seek to profit from such foreign exchange transactions, and are entitled to retain and not disclose any such profit to the Fund or its Investment Advisor; and

(iii)

shall enter into such foreign exchange transactions pursuant to the terms and conditions, including pricing or pricing methodology, (a) agreed with the Fund or its Investment Advisor from time to time or (b) in the case of an indirect foreign exchange service, (i) as established by SSGM and set forth in the Client Publications with respect to the particular foreign exchange execution services selected by the Fund or the Investment Advisor or (ii) as established by the sub-custodian from time to time.

SECTION 6.4. TRANSACTIONS BY STATE STREET. The Custodian or its Affiliates, including SSGM, may trade based upon information that is not available to the Fund (or its Investment Advisor acting on its behalf), and may enter into transactions for its own account or the account of clients in the same or opposite direction to the transactions entered into with the Fund (or its Investment Advisor), and shall have no obligation under this Agreement to share such information with or consider the interests of their respective counterparties, including, where applicable, the Fund or the Investment Advisor.

SECTION 6A. CONTRACTUAL SETTLEMENT SERVICES (PURCHASE/SALES).

SECTION 6A.1 GENERAL. The Custodian shall, in accordance with the terms set out in this Section 6A, debit or credit the appropriate deposit account of each Fund on a contractual settlement basis in connection with the purchase of securities or other financial assets for the Fund or the receipt of the proceeds of the sale or redemption of securities or other financial assets.

Information Classification: Limited Access

6A.2 PROVISION OF SERVICES. The services described in Section 6A.1 (the “Contractual Settlement Services”) shall be provided for the securities and other financial assets and in such markets as the Custodian may advise from time to time. The Custodian may terminate or suspend any part of the provision of the Contractual Settlement Services at its sole discretion immediately upon notice to the applicable Fund, including, without limitation, in the event of force majeure events affecting settlement, any disorder in markets, or other changed external business circumstances affecting the markets or the Fund.

SECTION 6A.3 PURCHASE CONSIDERATION. The consideration payable in connection with a purchase transaction shall be debited from the appropriate deposit account of the Portfolio as of the time and date that funds would ordinarily be required to settle the transaction in the applicable market. The Custodian shall promptly recredit the amount at the time that the Fund notifies the Custodian by Proper Instruction that the transaction has been canceled.

SECTION 6A.4 SALES AND REDEMPTIONS. A provisional credit of an amount equal to the net sale price for a sale or redemption of securities or other financial assets shall be made to the account of the Fund as if the amount had been received as of the close of business on the date on which good funds would ordinarily be immediately available in the applicable market. The provisional credit will be made conditional upon the Custodian having received Proper Instructions with respect to, or reasonable notice of, the transaction, as applicable; and the Custodian or its agent having possession of the securities of other financial assets (excluding financial assets subject to any third party lending arrangement entered into by a Fund) associated with the transaction in good deliverable form and not being aware of any facts which would lead the Custodian or its agent to believe that the transaction will not settle in the time period ordinarily applicable to such transactions in the applicable market.

SECTION 6A.5. REVERSALS OF PROVISIONAL CREDITS OR DEBITS. The Custodian shall have the right to reverse any provisional credit or debit given in connection with the Contractual Settlement Services at any time when the Custodian believes, in its reasonable judgment, that such transaction will not settle in accordance with its terms or amounts due pursuant thereto, will not be collectable or where the Custodian has not been provided Proper Instructions with respect thereto, as applicable. The Fund shall be responsible for any costs or liabilities resulting from such reversal. Upon such reversal, a sum equal to the credited or debited amount shall become immediately payable by the Fund to the Custodian and may be debited from any deposit or other account held for benefit of the Fund.

SECTION 7. TAX SERVICES.

SECTION 7.1 FUND INFORMATION. Each Fund will provide documentary evidence of its tax domicile, organizational specifics and other documentation and information as may be required by the Custodian from time to time for tax purposes, including, without limitation, information relating to any special ruling or treatment to which the Fund may be entitled that is not applicable to the general nationality and category of person to which the Fund belongs under general laws

Information Classification: Limited Access

and treaty obligations and documentation and information required in relation to countries where the Fund engages or proposes to engage in investment activity or where Fund assets are or will be held. The provision of such documentation and information shall be deemed to be a Proper Instruction, upon which the Custodian shall be entitled to rely and act. In giving such documentation and information, the Fund represents and warrants that it is true and correct in all material respects and that it will promptly provide the Custodian with all necessary corrections or updates upon becoming aware of any changes or inaccuracies in the documentation or information supplied.

SECTION 7.2 TAX RESPONSIBILITY. The Fund shall be liable for all taxes (including Taxes, as defined below) relating to its investment activity, including with respect to any cash or securities held by the Custodian on behalf of the Fund or any transactions related thereto. Subject to compliance by the Fund with its obligations under Section 7.1, the Custodian shall withhold (or cause to be withheld) the amount of any Tax which is required to be withheld under applicable law in connection with the collection on behalf of the Fund pursuant to this Agreement of any dividend, interest income or other distribution with respect to any security and the proceeds or income from the sale or other transfer of any security held by the Custodian. If any Taxes become payable with respect to any prior payment made to the Fund by the Custodian or otherwise, the Custodian may apply any credit balance in the Fund’s deposit account to the extent necessary to satisfy such Tax obligation. The Fund shall remain liable for any tax deficiency. The Custodian is not liable for any tax obligations relating to the Fund, other than those Tax services as set out specifically in this Section 7. The Fund agrees that the Custodian is not, and shall not be deemed to be, providing tax advice or tax counsel. The capitalized terms “Tax” or “Taxes” means any withholding or capital gains tax, stamp duty, levy, impost, charge, assessment, deduction or related liability, including any addition to tax, penalty or interest imposed on or in respect of (i) cash or securities, (ii) the transactions effected under this Agreement, or (iii) the Fund.

SECTION 7.3 TAX RELIEF. The Custodian will provide tax relief services in relation to designated markets as may be specified from time to time in the Client Publications. Subject to the preceding sentence and compliance by the Fund with its obligations under Section 7.1, the Custodian will apply for a reduction of withholding tax and refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on securities for the benefit of the Fund.

SECTION 8. PAYMENTS FOR SALES OR REDEMPTIONS OF FUND INTERESTS.

SECTION 8.1 PAYMENT FOR FUND INTERESTS ISSUED. The Custodian shall receive from subscribers of Interests of a Fund or their respective agents or if applicable, distributors, or from the Fund’s transfer agent (the “Transfer Agent”) and deposit into the account of the Fund such payments as are received for Fund Interests issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund and the Transfer Agent of any receipt of the payments by the Custodian.

SECTION 8.2 PAYMENT FOR FUND INTERESTS REPURCHASED. Upon receipt of instructions from the Transfer Agent, the Custodian shall set aside funds of a Fund (to the extent available) for payment to holders of Fund Interests being repurchased by the applicable Fund. The Custodian is authorized

Information Classification: Limited Access

upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the holders of Fund Interests being repurchased. If the Custodian furnishes a check to a holder in payment for the repurchase of the holder’s Fund Interests and the check is drawn on the Custodian, the Custodian shall honor the check so long as the check is presented to the Custodian in accordance with the Deposit Account Agreement and such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

SECTION 9. PROPER INSTRUCTIONS.

Section 9.1 FORM AND SECURITY PROCEDURES. Proper Instructions may be in writing signed by the authorized individual or individuals or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed to from time to time by the Custodian and the individual or organization giving the instruction, provided that the Fund has followed any security procedures agreed to from time to time by the applicable Fund and the Custodian. The Custodian may agree to accept oral instructions, and in such case oral instructions will be considered Proper Instructions. The Fund shall cause all oral instructions to be confirmed in writing, but the Fund’s failure to do so shall not affect the Custodian’s authority to rely on the oral instructions.

Section 9.2 RELIANCE ON OFFICER’S CERTIFICATE. Concurrently with the execution of this Agreement, and from time to time thereafter, as appropriate, each Fund shall deliver to the Custodian an officer’s certificate setting forth the names, titles, signatures and scope of authority of all individuals authorized to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Fund. The certificate may be accepted and conclusively relied upon by the Custodian and shall be considered to be in full force and effect until receipt by the Custodian of a similar certificate to the contrary and the Custodian has had a reasonable time to act thereon.

Section 9.3 UNTIMELY PROPER INSTRUCTIONS. If the Custodian is not provided with reasonable time to execute a Proper Instruction (including any Proper Instruction not to execute, or any other modification to, a prior Proper Instruction), the Custodian will use good faith efforts to execute the Proper Instruction but will not be responsible or liable if the Custodian’s efforts are not successful (including any inability to change any actions that the Custodian had taken pursuant to the prior Proper Instruction). The inclusion of a statement of purpose or intent (or any similar notation) in a Proper Instruction shall not impose any additional obligations on the Custodian or condition or qualify its authority to effect the Proper Instruction. The Custodian will not assume a duty to ensure that the stated purpose or intent is fulfilled and will have no responsibility or liability when it follows the Proper Instruction without regard to such purpose or intent.

SECTION 10. ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY.

The Custodian may in its discretion, without express authority from the applicable Fund:

Information Classification: Limited Access

1) Make payments to itself or others for normal and routine expenses to facilitate the settlement of securities or other transactions that are customary in the markets in which the Fund is trading and relating to its duties under this Agreement; provided that all such payments shall be accounted for to the Fund;

2) Surrender securities or other financial assets in temporary form for securities or other financial assets in definitive form;

3) Endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

4) In general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and other financial assets of the Fund except as otherwise directed by the applicable Board.

SECTION 11. COOPERATION WITH PARTY APPOINTED TO KEEP THE BOOKS OF ACCOUNT AND CALCULATE NET ASSET VALUE.

The Custodian shall cooperate with and supply necessary information to any organization appointed by the Board of a Fund to keep the books of account of the Fund and compute the net asset value per Fund Interest of the outstanding Fund Interests. Each Fund acknowledges and agrees that, with respect to investments maintained with the Underlying Transfer Agent, the Underlying Transfer Agent is the sole source of information on the number of Fund Interests held by it on behalf of a Fund and that the Custodian has the right to rely on holdings information furnished by the Underlying Transfer Agent to the Custodian in performing its duties under this Agreement, including without limitation, the duties set forth in this Section 11 and in Section 12.

SECTION 12. RECORDS.

The Custodian shall with respect to each Fund create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of each Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the SEC. The Custodian shall, at the Fund’s request, supply the Fund with a tabulation of securities owned by each Fund and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations. In the event that the Custodian is requested or authorized by a Fund, or required by subpoena, administrative order, court order or other legal process, applicable law or regulation, or required in connection with any investigation, examination or inspection of the Fund by state or federal regulatory agencies, to produce the records of the Fund or the Custodian’s personnel as witnesses, the Fund agrees to pay the Custodian for the Custodian’s time and expenses, as well as the fees and expenses of the Custodian’s counsel, incurred in responding to such request, order or requirement, as further detailed in the written fee agreement between the parties. Upon request, the Custodian shall provide the applicable Fund with an update on the fees and expenses incurred in responding to any such requests for records.

Information Classification: Limited Access

SECTION 13. FUND’S INDEPENDENT ACCOUNTANTS; REPORTS.

SECTION 13.1 OPINIONS. The Custodian shall take all reasonable action, as a Fund may from time to time request, to obtain from year to year favorable opinions from the Fund’s independent accountants with respect to its activities hereunder in connection with the preparation of the Fund’s Form N-2, Form 10-K and other annual reports to the SEC and with respect to any other requirements thereof.

SECTION 13.2 REPORTS. Upon reasonable request of a Fund, the Custodian shall provide the Fund with a copy of the Custodian’s Service Organizational Control (SOC) 1 reports prepared in accordance with the requirements of AT section 801, Reporting on Controls at a Service Organization (formerly Statement on Standards for Attestation Engagements (SSAE) No. 16). The Custodian shall use commercially reasonable efforts to provide the Fund with such reports as the Fund may reasonably request or otherwise reasonably require to fulfill its duties under Rule 38a-1 of the 1940 Act or similar legal and regulatory requirements.

SECTION 14. CUSTODIAN’S STANDARD OF CARE; EXCULPATION.

14.1 STANDARD OF CARE. In carrying out the provisions of this Agreement, the Custodian shall act (i) with reasonable care and in good faith, (ii) without negligence, fraud, willful misconduct, willful omission or bad faith, and (iii) with the level of skill and care which would be expected from a reasonably skilled and experienced professional provider of services similar to the services provided under this Agreement (the “Standard of Care”). Subject to the terms of the Agreement, including any exculpatory language, the Custodian shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties hereunder unless and to the extent the Custodian fails to exercise such Standard of Care.

14.2 RELIANCE ON PROPER INSTRUCTIONS. The Custodian shall be entitled conclusively to rely and act upon Proper Instructions until the Custodian has received notice of any change from the Fund and has had a reasonable time to act thereon. The Custodian may act on a Proper Instruction if it reasonably believes that it contains sufficient information and may refrain from acting on any Proper Instructions until such time that it has determined, in its sole discretion, that is has received any required clarification or authentication of Proper Instructions. The Custodian may rely upon and shall be protected in acting upon any Proper Instruction or any other instruction, notice, request, consent, certificate or other instrument or paper reasonably believed by it in good faith to be genuine and to have been properly executed by or on behalf of the applicable Fund.

14.3 OTHER RELIANCE. The Custodian is authorized and instructed to rely upon the information that the Custodian receives from the Fund or any third party on behalf of the Fund. The Custodian shall have no responsibility to review, confirm or otherwise assume any duty with respect to the accuracy or completeness of any information supplied to it by or on behalf of any Fund. The Custodian shall have no liability in respect of any loss, cost or expense incurred or sustained by

Information Classification: Limited Access

the Fund arising from the performance of the Custodian’s duties hereunder in reliance upon records that were maintained for the Fund by any individual or organization, other than the Custodian, prior to the Custodian’s appointment as custodian hereunder. The Custodian shall be entitled to rely on and may act upon advice of reputable external counsel (who may be counsel for the Fund) on all matters and shall be without liability for any action reasonably taken or omitted in good faith and in accordance with such advice. The Custodian and the applicable Funds shall mutually agree as to which entity will bear the cost of such advice of counsel.

14.4 LIABILITY FOR FOREIGN CUSTODIANS. The Custodian shall be liable for the acts or omissions of an Eligible Foreign Custodian to the same extent as if the action or omission were performed by the Custodian itself, taking into account the facts and circumstances and the established local market practices and laws prevailing in the particular jurisdiction in which the Fund elects to invest.

14.5 INSOLVENCY AND COUNTRY RISK. The Custodian shall in no event be liable for (a) the insolvency of any Eligible Foreign Custodian, (b) the insolvency of any depositary bank maintaining in a deposit account cash denominated in any currency other than an “on book” currency, or (c) any loss, cost or expense incurred or sustained by a Fund resulting from or caused by Country Risk.

14.6 FORCE MAJEURE AND THIRD PARTY ACTIONS. The Custodian shall be without responsibility or liability to any Fund for: (a) events or circumstances beyond the reasonable control of the Custodian, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any currency or securities market or system, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, acts of war, revolution, riots or terrorism or other similar force majeure events or acts; (b) errors by any Fund, its Investment Advisor or any other duly authorized person in their instructions to the Custodian; (c) the insolvency of or acts or omissions by a U.S. Securities System, Foreign Securities System, Underlying Transfer Agent or domestic sub-custodian designated pursuant to Section 2.2; (d) the failure of any Fund, its Investment Advisor, or any duly authorized individual or organization to adhere to the Custodian’s operational policies and procedures; (e) any delay or failure of any broker, agent, securities intermediary or other intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian’s sub-custodian or agent securities or other financial assets purchased or in the remittance or payment made in connection with securities or other financial assets sold; (f) any delay or failure of any organization in charge of registering or transferring securities or other financial assets in the name of the Custodian, any Fund, the Custodian’s sub-custodians, nominees or agents including non-receipt of bonus, dividends and rights and other accretions or benefits; (g) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security, other financial asset, U.S. Securities System or Foreign Securities System; and (h) the effect of any provision of any law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction. The Custodian shall take reasonable steps to minimize service interruptions in the event of equipment failure, work stoppage, governmental action, communication disruption or other impossibility of performance beyond the Custodian’s control.

Information Classification: Limited Access

14.7 INDIRECT/SPECIAL/CONSEQUENTIAL DAMAGES. Notwithstanding any other provision set forth herein, in no event shall the Custodian be liable for any special, indirect, incidental, punitive or consequential damages of any kind whatsoever (including, without limitation, lost profits) with respect to the services provided pursuant to this Agreement, regardless of whether either party has been advised of the possibility of such damages.

14.8 DELIVERY OF PROPERTY. The Custodian shall not be responsible for any securities or other assets of a Fund which are not received by the Custodian or which are delivered out in accordance with Proper Instructions. The Custodian shall not be responsible for the title, validity or genuineness of any securities or other assets or evidence of title thereto received by it or delivered by it pursuant to this Agreement.

14.9 NO INVESTMENT ADVICE. The Custodian has no responsibility to monitor or oversee the investment activity undertaken by a Fund or its Investment Advisor or by a Fund. The Custodian has no duty to ensure or to inquire whether an Investment Advisor complies with any investment objectives or restrictions agreed upon between a Fund and the Investment Advisor or whether the Investment Advisor complies with its legal obligations under applicable securities laws or other laws, including laws intended to protect the interests of investors. The Custodian shall neither assess nor take any responsibility or liability for the suitability or appropriateness of the investments made by a Fund or on its behalf.

14.10 COMMUNICATIONS. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with securities or other financial assets of a Fund at any time held by the Custodian unless (a) the Custodian or the Eligible Foreign Custodian is in actual possession of such securities or other financial assets, (b) the Custodian receives Proper Instructions with regard to the exercise of the right or power, and (c) both of the conditions referred to in the foregoing clauses (a) and (b) have been satisfied at least two (2) business days prior to the date on which the Custodian is to take action to exercise the right or power. Notwithstanding the foregoing, the Custodian agrees to use commercially reasonable efforts to effectuate the exercise of any such right or power in connection with such securities or other property held by it as Fund assets even if the requirements of sub-clause (c) above are not met; provided, however, that no such efforts will be required by the Custodian if the requirements of sub-clauses (a) and (b) above are not met, and provided, further, that, the failure of such efforts to effect the exercise of any such right or power shall not result in any liability to the Custodian.

14.11 LOANED SECURITIES. Income due to each Fund on securities or other financial assets loaned shall be the responsibility of the applicable Fund. The Custodian will have no duty or responsibility in connection with loaned securities or other financial assets, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Fund is entitled.

14.12 TRADE COUNTERPARTIES. A Fund’s receipt of securities or other financial assets from a counterparty in connection with any of its purchase transactions and its receipt of cash from a counterparty in connection with any sale or redemption of securities or other financial assets will be at the Fund’s sole risk, and the Custodian shall not be obligated to make demands on the Fund’s

Information Classification: Limited Access

behalf if the Fund’s counterparty defaults. If a Fund’s counterparty fails to deliver securities, other financial assets or cash, the Custodian will, as its sole responsibility, notify the Fund’s Investment Advisor of the failure within a reasonable time after the Custodian became aware of the failure.

SECTION 15. COMPENSATION AND INDEMNIFICATION OF CUSTODIAN; SECURITY INTEREST.

SECTION. 15.1 COMPENSATION. The Custodian shall be entitled to reasonable compensation for its services and expenses as agreed upon from time to time between each Fund on behalf of each applicable Fund and the Custodian.

SECTION 15.2 INDEMNIFICATION. Each Fund agrees to indemnify the Custodian and to hold the Custodian harmless from and against any loss, cost or expense sustained or incurred by the Custodian in acting or omitting to act under or in respect of this Agreement in accordance with the Standard of Care set forth in Section 14.1, including, without limitation, (a) the Custodian’s compliance with Proper Instructions and (b) in connection with the provision of services to a Fund pursuant to Section 7, any obligations, including taxes, withholding and reporting requirements, claims for exemption and refund, additions for late payment, interest, penalties and other expenses, that may be assessed against the Fund, or the Custodian as custodian of the assets of the Fund; provided that, for the avoidance of doubt, the foregoing shall not be deemed to cover income or similar taxes which may be imposed or assessed against the Custodian in the regular course of its business. If a Fund instructs the Custodian to take any action with respect to securities or other financial assets, and the action involves the payment of money or may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund being liable therefor, the Fund, as a prerequisite to the Custodian taking the action, shall provide to the Custodian at the Custodian’s request such further indemnification in an amount and form satisfactory to the Custodian.

SECTION 15.3 SECURITY INTEREST. Each Fund hereby grants to the Custodian, to secure the payment and performance of the Fund’s obligations under this Agreement, whether contingent or otherwise, a security interest in and right of recoupment and setoff against all cash and all securities and other financial assets at any time held for the account of a Fund by or through the Custodian. The obligations include, without limitation, the Fund’s obligations to reimburse the Custodian if the Custodian or any of its Affiliates, subsidiaries or agents advances cash or securities or other financial assets to the Fund for any purpose (including but not limited to settlements of securities or other financial assets, foreign exchange contracts and assumed settlement), or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from the Custodian or its nominee’s own negligence, as well as the Fund’s obligation to compensate the Custodian pursuant to Section 15.1 or indemnify the Custodian pursuant to Section 15.2. Should the Fund fail to reimburse or otherwise pay the Custodian any obligation under this Agreement promptly, the Custodian shall have the rights and remedies of a secured party under this Agreement, the UCC and other applicable law, including the right to utilize available cash and to sell or otherwise dispose of the Fund’s assets to the extent necessary to obtain payment or reimbursement. The Custodian may at any time decline to follow Proper Instructions to deliver out cash, securities or other financial assets if the Custodian determines in its reasonable discretion that, after giving effect to the Proper Instructions, the cash, securities or other financial assets remaining will not have sufficient value fully to secure the Fund’s payment or reimbursement obligations, whether contingent or otherwise.

Information Classification: Limited Access

SECTION 16. EFFECTIVE PERIOD AND TERMINATION.

SECTION 16.1 TERM AND TERMINATION. This Agreement shall remain in full force and effect for an initial two-year term (the “Initial Term”). After the expiration of the Initial Term, this Agreement shall continue in full force and effect until terminated by either the Funds or the Custodian by giving at least sixty (60) days written prior notice to the other party.

SECTION 16.2 TERMINATION FOR CAUSE. Either party may terminate this Agreement as to a Fund: (a) in the event of the other party’s material breach of a material provision of this Agreement that the other party has either failed to cure, or failed to establish a remedial plan to cure that is reasonably acceptable to the non-breaching party, within 60 days’ written notice being given by the non-breaching party of the breach, or (b) in the event of the appointment of a conservator or receiver for the other party, the commencement by or against the other party of a bankruptcy or insolvency case or proceeding, or upon the happening of a like event to the other party at the direction of an appropriate agency or court of competent jurisdiction.

SECTION 16.3 PAYMENTS OWING TO THE CUSTODIAN. Upon termination of this Agreement pursuant to Section 16.1 or 16.2 with respect to any Fund, the applicable Fund shall pay to the Custodian any compensation then due and shall reimburse the Custodian for its other fees, expenses and charges. In addition, in the event that during the Initial Term either: (a) any Fund’s termination of this Agreement with respect to such Fund is for any reason other than as set forth in Section 16.2 or (b) results from a transaction not in the ordinary course of business pursuant to which the Custodian is not retained to continue providing services hereunder to such Fund (or its respective successor), then the applicable Fund shall pay to the Custodian any compensation due through the end of the Initial Term (based upon the average monthly compensation previously earned by the Custodian with respect to the Fund). Upon receipt of such payment and reimbursement, the Custodian will deliver the Fund’s or Fund’s cash and its securities and other financial assets as set forth in Section 17.

SECTION 16.4 EXCLUSIONS. No payment will be required pursuant to clause (b) of Section 16.3 in the event of any transaction consisting of (a) the liquidation or dissolution of a Fund and distribution of such Fund’s assets as a result of the Board’s determination in its reasonable business judgment that the Fund is no longer viable, (b) a merger of a Fund into, or the consolidation of a Fund with another organization, or (c) the sale by a Fund of all or substantially all of its assets to another organization and, in the case of a transaction referred to in the foregoing clause (b) or (c) the Custodian is retained to continue providing services to a Fund (or its respective successor) on substantially the same terms as this Agreement.

SECTION 16.5 EFFECT OF TERMINATION. Termination of this Agreement with respect to any one particular Fund shall in no way affect the rights and duties under this Agreement with respect to any other Fund. Following termination with respect to a Fund, the Custodian shall have no further responsibility to forward information under Section 3.9 or 5.8. The provisions of Sections 7, 14, 15, 17 and 20.9 of this Agreement shall survive termination of this Agreement.

Information Classification: Limited Access

SECTION 17. SUCCESSOR CUSTODIAN.

SECTION 17.1 SUCCESSOR APPOINTED. If a successor custodian shall be appointed for a Fund by its Board, the Custodian shall, upon termination of this Agreement and receipt of Proper Instructions, deliver to the successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all cash and all securities and other financial assets of the Fund then held by the Custodian hereunder and shall transfer to an account of the successor custodian all of the securities and other financial assets of the Fund held in a U.S. Securities System or Foreign Securities System or at the Underlying Transfer Agent.

SECTION 17.2 NO SUCCESSOR APPOINTED. If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of Proper Instructions, deliver at the office of the Custodian and transfer the cash and the securities and other financial assets of the Fund in accordance with the Proper Instructions.

SECTION 17.3 NO SUCCESSOR APPOINTED AND NO PROPER INSTRUCTIONS. If no successor custodian has been appointed and no Proper Instructions have been delivered to the Custodian on or before the termination of this Agreement, then the Custodian shall have the right to deliver to a bank or trust company, which is a “bank” as defined in the 1940 Act, doing business in Boston, Massachusetts, or New York, New York, of its own selection, all cash and all securities and other financial assets of the Fund then held by the Custodian hereunder, and to transfer to an account of the bank or trust company all of the securities and other financial assets of the Fund held in any U.S. Securities System or Foreign Securities System or at the Underlying Transfer Agent. The transfer will be on such terms as are contained in this Agreement or as the Custodian may otherwise reasonably negotiate with the bank or trust company. Any compensation payable to the bank or trust company, and any cost or expense incurred by the Custodian, in connection with the transfer shall be for the account of the Fund.

SECTION 17.4 REMAINING PROPERTY. If any cash or any securities or other financial assets of the Fund held by the Custodian hereunder remain held by the Custodian after the termination of this Agreement owing to the failure of the applicable Fund to provide Proper Instructions, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian holds the cash or the securities or other financial assets (the existing agreed-to compensation at the time of termination shall be one indicator of what is considered fair compensation). The provisions of this Agreement relating to the duties, exculpation and indemnification of the Custodian shall apply in favor of the Custodian during such period.

SECTION 17.5 RESERVES. Notwithstanding the foregoing provisions of this Section 17, the Custodian may retain cash or securities or other financial assets of a Fund as a reserve reasonably established by the Custodian to secure the payment or performance of any obligations of a Fund secured by a security interest or right of recoupment or setoff in favor of the Custodian.

Information Classification: Limited Access

SECTION 18. REMOTE ACCESS SERVICES ADDENDUM. The Custodian and each Fund agree to be bound by the terms of the Remote Access Services Addendum hereto.

SECTION 19. QUALIFIED FINANCIAL CONTRACTS. In the event that the Fund is domiciled and organized outside of the United States, such Fund and the Custodian hereby agree to be bound by the terms of the QFC addendum attached hereto as Appendix B.

SECTION 20. GENERAL.

SECTION 20.1 GOVERNING LAW. Any and all matters in dispute between the parties hereto, whether arising from or relating to this Agreement, shall be governed by and construed in accordance with laws of the Commonwealth of Massachusetts, without giving effect to any conflict of laws rules. Likewise, the law applicable to all issues in Article 2(1) of the Hague Convention on the Law Applicable to Certain Rights in respect of Securities Held with an Intermediary is the law in force in the Commonwealth of Massachusetts.

SECTION 20.2 PRIOR AGREEMENTS; AMENDMENTS. This Agreement supersedes all prior agreements between each Fund and the Custodian relating to the custody of the Fund’s assets. This Agreement may be amended at any time in writing by mutual agreement of the parties hereto.

SECTION 20.3 ASSIGNMENT; DELEGATION. This Agreement may not be assigned by (a) any Fund without the written consent of the Custodian or (b) the Custodian without the written consent of each applicable Fund, except that the Custodian may assign this Agreement to a successor of all or a substantial portion of its business, or to an Affiliate of the Custodian. The Custodian shall retain the right to employ agents, subcontractors, consultants or other third parties, including, without limitation, Affiliates (each, a “Delegate” and collectively, the “Delegates”) to provide or assist it in the provision of any part of the non-custodial services described herein or the discharge of any other non-custodial obligations or duties under this Agreement without the consent or approval of any Fund. Except as otherwise provided below, the Custodian shall be responsible for acts and omissions of any such Delegate so employed as if the Custodian had committed such acts and omissions itself. The Custodian shall be responsible for the compensation of its Delegates. Notwithstanding the foregoing, in no event shall the term Delegate include sub-custodians, Eligible Foreign Custodians, U.S. Securities Systems and Foreign Securities Systems, and the Custodian shall have no liability for their acts or omissions except as otherwise expressly provided elsewhere in this Agreement. The liability of the Custodian for the acts and omissions of sub-custodians, Eligible Foreign Custodians, U.S. Securities Systems and Foreign Securities Systems shall be as set forth in Section 14 above.

SECTION 20.4 ADDITIONAL FUNDS; THE PARTIES. If any entity in addition to those listed on Appendix A desires the Custodian to render services as custodian under the terms of this Agreement, such entity shall so notify the Custodian in writing. If the Custodian agrees in writing to provide the services, Appendix A will be taken to be amended to include such entity as a Fund and that entity shall be bound by all terms and conditions and provisions hereof as a “Fund” including, without limitation, the representations and warranties set forth in Section 20.5 below. All references in this Agreement to the “Fund” are to each of the entities listed on Appendix A, individually, as if this Agreement were between the relevant individual Fund and the Custodian. Any reference in this Agreement to “the Parties” shall mean the Custodian and the individual Fund as to which the matter relates.

Information Classification: Limited Access

SECTION 20.5 THE PARTIES; REPRESENTATIONS AND WARRANTIES. All references in this Agreement to the “Fund” are to each of the entities listed on Appendix A, and each additional entity made subject to this Agreement in accordance with Section 20.4 above, individually, as if this Agreement were between the individual Fund and the Custodian. Any reference in this Agreement to “the parties” shall mean the Custodian and such other individual Fund as to which the matter pertains.

20.5.1 FUND REPRESENTATIONS AND WARRANTIES. Each Fund hereby represents and warrants that (a) it is duly organized and validly existing in good standing in its jurisdiction of organization as noted on Appendix A; (b) it has the requisite power and authority under applicable law and its organic record to enter into and perform this Agreement; (c) all requisite proceedings have been taken to authorize it to enter into and perform this Agreement; (d) no legal or administrative proceedings have been instituted or threatened which would materially impair the Fund’s ability to perform its duties and obligations under this Agreement; and (e) its entering into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Fund or any law or regulation applicable to it.

20.5.2 CUSTODIAN REPRESENTATIONS AND WARRANTIES. The Custodian hereby represents and warrants that: (a) it is a trust company, duly organized and validly existing under the laws of the Commonwealth of Massachusetts; (b) it has the requisite power and authority to carry on its business in the Commonwealth of Massachusetts; (c) all requisite proceedings have been taken to authorize it to enter into and perform this Agreement; (d) no legal or administrative proceedings have been instituted or threatened which would materially impair the Custodian’s ability to perform its duties and obligations under this Agreement; (e) its entering into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Custodian or any law or regulation applicable to it; and (f) it is a Massachusetts-chartered trust company and a member of the Federal Reserve System.

SECTION 20.6 NOTICES. Any notice, instruction or other communication required to be given hereunder will, unless otherwise provided in this Agreement, be in writing and may be sent by hand, or by facsimile transmission, or overnight delivery by any recognized delivery service, to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To any Fund:	North Haven Private Assets Fund Address: 100 Front Street, Suite 700 West Conshohocken, PA 19428 Attention: Anmol Darooka Telephone No.:

Information Classification: Limited Access

To the Custodian:	STATE STREET BANK AND TRUST COMPANY
Address: One Congress Street, Suite 1 Boston, MA 02114 Attention: Senior Vice President – Custody Operations CC: Legal Department Telephone No.:

SECTION 20.7 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received in electronically transmitted form.

SECTION 20.8 SEVERABILITY; NO WAIVER. If any provision of this Agreement shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired. The failure of a party hereto to insist upon strict adherence to any term of this Agreement on any occasion or the failure of a party hereto to exercise or any delay in exercising any right or remedy under this Agreement shall not constitute a waiver of any the term, right or remedy or a waiver of any other rights or remedies, and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

SECTION 20.9 CONFIDENTIALITY. All information provided under this Agreement by a party (the “Disclosing Party”) to the other party (the “Receiving Party”) regarding the Disclosing Party’s business and operations shall be treated as confidential. Subject to Section 20.10 below, all confidential information provided under this Agreement by Disclosing Party shall be used, including disclosure to third parties, by the Receiving Party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the Receiving Party’s other obligations under the Agreement or managing the business of the Receiving Party and its Affiliates, including financial and operational management and reporting, risk management, legal and regulatory compliance and client service management. The foregoing shall not be applicable to any information (a) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (b) that is independently derived by the Receiving Party without the use of any information provided by the Disclosing Party in connection with this Agreement, (c) that is disclosed to comply with any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, (d) that is disclosed as required by operation of law or regulation or as required to comply with the requirements of any market infrastructure that the Disclosing Party or its agents direct the Custodian or its Affiliates to employ (or which is required in connection with the holding or settlement of instruments included in the assets subject to this Agreement), or (e) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld.

Information Classification: Limited Access

SECTION 20.10 USE OF DATA.

(a) In connection with the provision of the services and the discharge of its other obligations under this Agreement, the Custodian (which term for purposes of this Section 20.10 includes its Affiliates may collect and store information regarding a Fund and share such information with its Affiliates, agents and service providers in order and to the extent reasonably necessary (i) to carry out the provision of services contemplated under this Agreement and other agreements between the Fund and the Custodian or any of its Affiliates and (ii) to carry out the internal management of its businesses, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance and client service management.

(b) Except as expressly contemplated by this Agreement, nothing in this Section 20.10 shall limit the confidentiality and data-protection obligations of the Custodian and its Affiliates under this Agreement and applicable law. The Custodian shall cause any Affiliate, agent or service provider to which it has disclosed data pursuant to this Section 20.10 to comply at all times with confidentiality and data-protection obligations as if it were a party to this Agreement.

SECTION 20.11 AUDIT RIGHTS.

(a) Fund and Regulator Access. The Custodian will allow the Fund and the Fund’s regulators or supervisory authorities to perform periodic on-site audits as may be reasonably required to examine the Custodian’s performance of the Services.

(b) Frequency and Scope. For inspections requested by the Fund (such request will include reasonable advance notice) and agreed to by the Custodian, the Custodian reserves the right to impose reasonable limitations on the number, frequency, timing, and scope of such audits.

(c) Limitations on Disclosure. Nothing contained in this Section will obligate the Custodian to provide access to or otherwise disclose: (i) any information that is unrelated to the Fund and the provision of the Services to the Fund; (ii) any information that is treated as confidential under the Custodian’s corporate policies, including, without limitation, internal audit reports, compliance or risk management plans or reports, work papers and other reports, and information relating to management functions; or (iii) any other documents, reports, or information that the Custodian is obligated or entitled to maintain in confidence as a matter of law or regulation. In addition, any access provided to technology will be limited to a demonstration by the Custodian of the functionality thereof and a reasonable opportunity to communicate with the Custodian’s personnel regarding such technology.

SECTION 20.12 BUSINESS CONTINUITY, INTERNAL CONTROLS AND INFORMATION SECURITY.

(a) Business Continuity Plans. The Custodian has adopted and will at all times maintain a business contingency plan and a disaster recovery plan and will take commercially reasonable measures to maintain and periodically test such plans. The Custodian will implement such plans following the occurrence of an event which results in an interruption or suspension of the Services to be provided by the Custodian.

Information Classification: Limited Access

(b) Internal Controls Review and Report. The Custodian will retain a firm of independent auditors to perform an annual review of certain internal controls and procedures employed by the Custodian in the provision of the Services and issue a standard System and Organization Controls 1 or equivalent report based on such review. The Custodian will provide a copy of the report to the Fund upon request.

(c) Information Security Program. The Custodian shall, at all times, adhere to and comply with the Custodian’s information security, plans, processes, procedures and standards as set forth in Exhibit A hereto (and as amended by the Custodian from time-to-time in accordance with the terms thereof, the “Information Security Schedule”).

SECTION 20.13 DATA PRIVACY. The Custodian will implement and maintain a written information security program that contains appropriate security measures to safeguard the Personal Information of the Funds’ shareholders, employees, directors and officers that the Custodian receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder. The term, “Personal Information”, as used in this Section, means any information that relates to an identified or identifiable person that is protected as “personal data”, “personal information” or similar term by applicable data protection or privacy laws and includes (a) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (i) Social Security number, (ii) driver’s license number, (iii) state identification card number, (iv) debit or credit card number, (v) financial account number or (vi) personal identification number or password that would permit access to a person’s account, or (b) any combination of any of the foregoing that would allow a person to log onto or access an individual’s account.

SECTION 20.14 LIMITATION ON LIABILITY OF TRUSTEES. Notice is hereby given that this Agreement is not executed on behalf of any directors or trustees of any Fund as individuals, and the obligations of this Agreement are not binding on any of the directors, trustees, officers, shareholders or partners of any Fund individually, but are binding only upon the property of each Fund. The Custodian agrees that no shareholder, director, trustee, officer or partner of any Fund may be held personally liable or responsible for any obligations of any Fund arising out of this Agreement.

SECTION 20.15 REPRODUCTION OF DOCUMENTS. This Agreement and all schedules, addenda, exhibits, appendices, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 20.16 REGULATION GG. Each Fund represents and warrants that it does not engage in an “Internet gambling business,” as such term is defined in Section 233.2(r) of Federal Reserve Regulation GG (12 CFR 233) and covenants that it shall not engage in an Internet gambling business. In accordance with Regulation GG, each Fund is hereby notified that “restricted transactions,” as such term is defined in Section 233.2(y) of Regulation GG, are prohibited in any dealings with the Custodian pursuant to this Agreement or otherwise between or among any party hereto.

Information Classification: Limited Access

SECTION 20.17 SHAREHOLDER COMMUNICATIONS ELECTION. SEC Rule 14b-2 requires banks that hold securities, as that term is used in federal securities laws, for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, as may be applicable, the Custodian needs each Fund to indicate whether it authorizes the Custodian to provide such Fund’s name, address, and share position to requesting companies whose securities the Fund owns. If a Fund tells the Custodian “no,” the Custodian will not provide this information to requesting companies. If a Fund tells the Custodian “yes” or does not check either “yes” or “no” below, the Custodian is required by the rule, as applicable, to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For a Fund’s protection, the Rule, as applicable, prohibits the requesting company from using the Fund’s name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

YES ☐	The Custodian is authorized to release the Fund’s name, address, and share positions.

NO ☒	The Custodian is not authorized to release the Fund’s name, address, and share positions.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Information Classification: Limited Access

SIGNATURE PAGE

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf by its duly authorized representative under seal as of the date first above-written.

FOR AND ON BEHALF OF FUND SET FORTH ON APPENDIX A HERETO

By:	/s/ Neha Champaneria Markle
Name: Neha Champaneria Markle
Title: Initial Trustee

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Jay Barry
Name: Jay Barry
Title:

Information Classification: Limited Access

APPENDIX A

The Funds

Fund Name	Jurisdiction of Formation
1. North Haven Private Assets Fund	Delaware

Information Classification: Limited Access

REMOTE ACCESS SERVICES ADDENDUM TO MASTER CUSTODIAN AGREEMENT

ADDENDUM to that certain Master Custodian Agreement (the “Custodian Agreement”) by and among each entity identified on Appendix A thereto or made subject thereto pursuant to the terms thereof (each, a “Customer”) and State Street Bank and Trust Company, including its subsidiaries and affiliates (“State Street”).

State Street has developed and/or utilizes proprietary or third-party accounting and other systems in conjunction with the services that State Street provides to the Customer. In this regard, State Street maintains certain information in databases under its ownership and/or control that it makes available to its customers (the “Remote Access Services”).

The Services

State Street agrees to provide the Customer, and its designated investment advisors, consultants or other third parties who agree to abide by the terms of this Addendum (“Authorized Designees”) with access to State Street proprietary and third-party systems as may be offered by State Street from time to time (each, a “System”) on a remote basis.

Security Procedures

The Customer agrees to comply, and to cause its Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security devices and procedures as may be issued or required from time to time by State Street or its third-party vendors for use of the System and access to the Remote Access Services. The Customer is responsible for any use and/or misuse of the System and Remote Access Services by its Authorized Designees. The Customer agrees to advise State Street immediately in the event that it learns or has reason to believe that any person to whom it has given access to the System or the Remote Access Services has violated or intends to violate the terms of this Addendum and the Customer will cooperate with State Street in seeking injunctive or other equitable relief. The Customer agrees to discontinue use of the System and Remote Access Services, if requested, for any security reasons cited by State Street and State Street may restrict access of the System and Remote Access Services by the Customer or any Authorized Designee for security reasons or noncompliance with the terms of this Addendum at any time.

Fees

Fees and charges for the use of the System and the Remote Access Services and related payment terms shall be as set forth in the fee schedule in effect from time to time between the parties. The Customer shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Addendum, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street). Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

Proprietary Information/Injunctive Relief

Information Classification: Limited Access

The System and Remote Access Services described herein and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, know- how, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to the Customer by State Street as part of the Remote Access Services and through the use of the System and all copyrights, patents, trade secrets and other proprietary and intellectual property rights of State Street and third-party vendors related thereto are the exclusive, valuable and confidential proprietary property of State Street and its relevant licensors and third-party vendors (the “Proprietary Information”). The Customer agrees on behalf of itself and its Authorized Designees to keep the Proprietary Information confidential and to limit access to its employees and Authorized Designees (under a similar duty of confidentiality) who require access to the System for the purposes intended. The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

The Customer agrees to use the Remote Access Services only in connection with the proper purposes of this Addendum. The Customer will not, and will cause its employees and Authorized Designees not to, (i) permit any third party to use the System or the Remote Access Services, (ii) sell, rent, license or otherwise use the System or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Addendum, (iii) use the System or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv) allow or cause any information transmitted from State Street’s databases, including data from third-party sources, available through use of the System or the Remote Access Services, to be published, redistributed or retransmitted for other than use for or on behalf of the Customer, as State Street’s customer.

The Customer agrees that neither it nor its Authorized Designees will modify the System in any way, enhance, copy or otherwise create derivative works based upon the System, nor will the Customer or its Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

The Customer acknowledges that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to State Street or its third-party licensors and vendors inadequately compensable in damages at law and that State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

Limited Warranties

State Street represents and warrants that it is the owner of and/or has the right to grant access to the System and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology including, but not limited to the use of the Internet, and the necessity of relying upon third-party sources, and data and pricing information obtained from third parties, the System and Remote Access Services are provided “AS IS” without warranty express or implied including as to availability of the System, and the Customer and its Authorized Designees shall be solely responsible for the use of the System and Remote Access Services and investment decisions, results obtained, regulatory reports and statements produced using the Remote Access Services. State Street and its relevant licensors and third-party vendors will not be liable to the Customer or its Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the System or the Remote Access Services, nor shall any party be responsible for delays or nonperformance under this Addendum arising out of any cause or event beyond such party’s control.

Information Classification: Limited Access

EXCEPT AS EXPRESSLY SET FORTH IN THIS ADDENDUM, STATE STREET, FOR ITSELF AND ITS RELEVANT LICENSORS AND THIRD-PARTY VENDORS EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Infringement

State Street will defend or, at its option, settle any claim or action brought against the Customer to the extent that it is based upon an assertion that access to or use of State Street proprietary systems by the Customer under this Addendum constitutes direct infringement of any United States patent or copyright or misappropriation of a trade secret, provided that the Customer notifies State Street promptly in writing of any such claim or proceeding, cooperates with State Street in the defense of such claim or proceeding and allows State Street sole control over such claim or proceeding. Should the State Street proprietary system or any part thereof become, or in State Street’s opinion be likely to become, the subject of a claim of infringement or the like under any applicable patent, copyright or trade secret laws, State Street shall have the right, at State Street’s sole option, to (i) procure for the Customer the right to continue using the State Street proprietary system, (ii) replace or modify the State Street proprietary system so that the State Street proprietary system becomes noninfringing, or (iii) terminate this Addendum without further obligation. This section constitutes the sole remedy to the Customer for the matters described in this section.

Either party to the Custodian Agreement may terminate this Addendum (i) for any reason by giving the other party at least one-hundred and eighty (180) days prior written notice in the case of notice of termination by State Street to the Customer or thirty (30) days notice in the case of notice from the Customer to State Street of termination, or (ii) immediately for failure of the other party to comply with any material term and condition of the Addendum by giving the other party written notice of termination. This Addendum shall in any event terminate within ninety (90) days after the termination of any service agreement applicable to the Customer. The Customer’s use of any third-party System is contingent upon its compliance with any terms of use of such system imposed by such third party and State Street’s continued access to, and use of, such third-party system. In the event of termination, the Customer will return to State Street all copies of documentation and other confidential information in its possession or in the possession of its Authorized Designees and immediately cease access to the System and Remote Access Services. The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years.

Miscellaneous

This Addendum constitutes the entire understanding of the parties to the Custodian Agreement with respect to access to the System and the Remote Access Services. This Addendum cannot be modified or altered except in a writing duly executed by each of State Street and the Customer and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

By its execution of the Custodian Agreement, the Customer: (a) confirms to State Street that it informs all Authorized Designees of the terms of this Addendum; (b) accepts responsibility for its and its Authorized Designees’ compliance with the terms of this Addendum; and (c) indemnifies and holds State Street harmless from and against any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities arising from any failure of the Customer or any of its Authorized Designees to abide by the terms of this Addendum.

Information Classification: Limited Access

Appendix B

QFC Addendum

Opt-In to U.S. Special Resolution Regime. Notwithstanding anything to the contrary in this Agreement or any other agreement, the parties hereto expressly acknowledge and agree that:

(a) In the event the Custodian becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer or assignment of this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) by the Custodian will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) were governed by the laws of the United States or a state of the United States; and

(b) In the event the Custodian or an Affiliate of the Custodian becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights with respect to this Agreement that may be exercised against the Custodian are permitted to be exercised to no greater extent than the Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) were governed by the laws of the United States or a state of the United States.

Adherence to the ISDA Protocol. At such times as the parties to this Agreement have adhered to the ISDA Protocol and this Agreement is or is deemed modified or amended by the ISDA Protocol, the terms of the ISDA Protocol will supersede the terms of this QFC Addendum as included as part of this Agreement, and in the event of any inconsistency between this QFC Addendum and the ISDA Protocol, the ISDA Protocol will prevail.

Definitions. As used in this QFC Addendum:

“Affiliate” has the meaning given in section 2(k) of the Bank Holding Company Act (12 U.S.C. §1841(k)) and section 225.2(a) of the Federal Reserve Board’s Regulation Y (12 CFR § 225.2(a)).

“Default Right” means any:

(i) right of a party, whether contractual or otherwise (including, without limitation, rights incorporated by reference to any other contract, agreement, or document, and rights afforded by statute, civil code, regulation, and common law), to liquidate, terminate, cancel, rescind, or accelerate such agreement or transactions thereunder, set off or net amounts owing in respect thereto (except rights related to same-day payment netting), exercise remedies in respect of collateral or other credit support or property related thereto (including the purchase and sale of property), demand payment or delivery thereunder or in respect thereof (other than a right or operation of a contractual provision arising solely from a change in the value of collateral or margin or a change in the amount of an economic exposure), suspend, delay, or defer payment or performance thereunder, or modify the obligations of a party thereunder, or any similar rights; and

(ii) right or contractual provision that alters the amount of collateral or margin that must be provided with respect to an exposure thereunder, including by altering any initial amount, threshold amount, variation margin, minimum transfer amount, the margin value of collateral, or any similar amount, that entitles a party to demand the return of any collateral or margin transferred by it to the other party or a custodian or that modifies a transferee’s right to reuse collateral or margin (if such right previously existed), or any similar rights, in each

Information Classification: Limited Access

case, other than a right or operation of a contractual provision arising solely from a change in the value of collateral or margin or a change in the amount of an economic exposure.

“ISDA” refers to the International Swaps and Derivatives Association, Inc.

“ISDA Protocol” means the ISDA 2018 U.S. Resolution Stay Protocol as published by ISDA as of July 31, 2018.

“U.S. Special Resolution Regime” means the Federal Deposit Insurance Act (12 U.S.C. §1811–1835a) and regulations promulgated thereunder and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (12 U.S.C. § 5381–5394) and regulations promulgated thereunder.

Information Classification: Limited Access

EXHIBIT A

STATE STREET INFORMATION SECURITY SCHEDULE

This State Street Information Security Schedule (this “Security Schedule”) is attached as Exhibit A to that certain Custody Agreement (the “Agreement”) by and amongst each entity identified on Appendix A thereto or made subject thereto pursuant to the terms thereof (each, a “Client”) and State Street Bank and Trust Company (“State Street”). All capitalized terms not defined in this Security Schedule will have the meanings given to them in the Agreement.

State Street and the Client hereby agree that State Street shall maintain an information security program that satisfies the requirements set forth in this Security Schedule (the “Information Security Program”); provided, that, because information security is a highly dynamic space (where laws, regulations and threats are constantly changing), State Street reserves the right to make changes to its information security controls at any time and at the sole discretion of State Street in a manner that does not materially reduce the protection it applies to Client’s data.

From time to time, State Street may provide Client’s data to a third party in connection with the performance of the Services under the Agreement; provided that, State Street will use commercially reasonable efforts to negotiate security measures with such third parties substantially the same as those described in this Security Schedule. In the event that State Street is unable to negotiate a contractual obligation to maintain such security measures, State Street shall perform due diligence with respect to such third party, including, without limitation, its security controls, and mitigate any such lack of contractual obligation, to the extent possible. Notwithstanding the foregoing, nothing in this Security Schedule shall reduce or otherwise modify State Street’s obligations under the Agreement, including, but not limited to, State Street’s responsibility for its Delegates or for its confidentiality obligations, including with regard to Delegates.

1. Information Security Program Objective.

State Street shall, at all times, maintain and adhere to, in all material respects, an Information Security Program that requires it to implement data security measures consistent in all material respects with applicable prevailing financial industry practices and standards and applicable law that are designed to:

(a) protect the privacy, confidentiality, integrity, and availability of Client’s data;

(b) protect against accidental, unauthorized, unauthenticated or unlawful access, copying, use, processing, disclosure, alteration, corruption, transfer, loss or destruction of the Client’s data;

(c) comply with applicable law that are relevant to the handling, processing and use of Client’s data by State Street in accordance with the Agreement; and

(d) implement customary administrative, physical, technical, procedural and organizational safeguards.

2. Risk Assessments.

(a) Risk Assessment - State Street shall, at least annually, perform risk assessments that are designed to identify material threats (both internal and external) against Client’s data, the likelihood of those threats occurring and the impact of those threats upon the State Street organization to evaluate and analyze the appropriate level of information security safeguards (“Risk Assessments”).

(b) Risk Mitigation - State Street shall use commercially reasonable efforts to manage, control and remediate any threats identified in any of the Risk Assessments that are likely to result in unauthorized access, copying, use, processing, disclosure, alteration, transfer, loss or destruction of Client’s data commensurate with the sensitivity of the Client’s data necessary for or related to the performance of Services by State Street.

Information Classification: Limited Access

(c) Security Controls Testing (SOC Reporting) - State Street shall, approximately once every other calendar year, engage an independent external party to conduct periodic testing of State Street’s Information Security Program and practices. State Street shall have a process to review and evaluate findings resulting from this testing and remediate them, to the extent High or Critical (equivalent to a rating above 6.9 pursuant to the Common Vulnerability Scoring System v.3.0 or as designated under any successor system) and, in each case, technically feasible, or mitigate or risk accept them, in each case, on a time scale commensurate with the risk they represent and as may be further summarized in the security controls.

(d) Pen Testing - State Street will, approximately once each other calendar year during the term of the Agreement, engage an independent external party to conduct penetration testing on its network and internet-facing applications that any Client accesses in connection with the Services provided by State Street. State Street shall have a process to review and evaluate findings resulting from this testing and remediate, to the extent High or Critical (equivalent to a rating above 6.9 pursuant to the Common Vulnerability Scoring System v.3.0 or as designated under any successor system) and, in each case, technically feasible, or mitigate or risk accept them, in each case, on a time scale commensurate with the risk they represent and as may be further summarized in the security controls. In connection with a request from any Client to discuss State Street’s Information Security Program pursuant to Section 3 below, State Street will discuss with the Client a high level summary of the testing, which will include, as a minimum, the date of such testing and the methodology used and themes resulting from such penetration testing.

3. Security Controls. Annually, upon any Client’s reasonable request, State Street shall provide the Client a copy of its Corporate Information Security controls that form part of the Information Security Program and an opportunity to discuss State Street’s Information Security Program with a qualified member of State Street’s Information Technology management team, which shall include an opportunity to review any changes that State Street made to its information security controls since the last review. State Street shall review its Information Security Program annually.

4. Organizational Security.

(a) Responsibility - State Street shall assign responsibility for information security management to senior personnel only.

(b) Access - State Street shall permit only those personnel performing roles supporting the provision of Services under the Agreement to access Client’s data.

(c) Confidentiality - State Street personnel who have accessed or otherwise been made known of Client’s data shall maintain the confidentiality of such information in accordance with the terms of the Agreement, including with respect to confidentiality and use limitations.

(d) Training - State Street shall provide information security training to its personnel approximately once each calendar year and have an appropriate disciplinary process for personnel in the event of noncompliance with the requirements set forth in the Agreement.

(e) Monitoring – State Street shall ensure regular monitoring and logging of network events with respect to any processing of Client’s data and shall update antivirus software and perform patching on a regular basis and within a reasonable period of time commensurate with the severity rating of or risk mitigated by the patch. State Street shall implement controls that are commercially reasonable in light of industry best practices and that are designed to detect and prevent the introduction or intrusion of malicious code on information systems handling or holding Client’s data and implement a process for removing said malicious code from information systems handling or holding Client’s data. State Street has or will obtain (as applicable) all necessary rights and licenses to use such software required to perform this operation.

Information Classification: Limited Access

(f) Background Checks – All State Street Representatives, and personnel of any third party provider of State Street who access State Street’s facilities or systems, are subject to certain credit and criminal checks conducted by State Street or its agents applicable to banks pursuant to applicable law. If any person does not pass such State Street security checks, such person is not permitted to be employed by State Street or, in the event of a third party contractor, State Street shall require and confirm that such person is removed from any assignment for State Street. In addition to the foregoing, State Street requires its third party providers to undertake, as part of its standard hiring and vendor due diligence practices, appropriate pre-employment background investigations consistent with industry standards with respect to any personnel that are assigned to perform services for State Street or otherwise have access to confidential information of State Street or its clients.

(g) Internet Facing Applications – State Street will use multifactor authentication for the Clients’ users accessing Internet facing applications permitting financial instructions/transactions or displaying personally identifiable information. State Street shall use an industry standard security protocol that must be signed and encrypted for single sign-on of the Clients’ users of my.statestreet.com remote access.

(h) Security and Supervision – State Street acknowledges that, in the performance of the Services, it will not require, and it will not have, access to Client facilities.

5. Asset Management.

(a) Data Sensitivity - State Street acknowledges that it understands the sensitivity of Client’s data.

(b) External Hosting Facilities – State Street shall implement controls, consistent with financial industry practices and standards, and applicable law, regarding the collection, use, storage and/or disclosure of Client’s data by an external hosting provider.

6. Physical Security.

(a) Securing Physical Facilities - State Street shall maintain systems located in State Street facilities that host Client’s data or provide Services in an environment that is designed to be physically secure and to allow access only to authorized individuals. A secure environment includes the availability of onsite security personnel on a 24 x 7 basis or equivalent means of monitoring locations supporting the delivery of Services under the Agreement.

(b) Physical Security of Media - State Street shall implement controls, consistent with financial industry practices and standards, and applicable law, that are designed to prevent the unauthorized viewing, copying, alteration or removal of any media containing Client’s data. Client’s data shall not be stored on removable media.

(c) Media Destruction - State Street shall destroy Client’s data or use commercially reasonable efforts to render Client’s data on media irretrievable: (i) if such media is no longer used; or (ii) subject to any exceptions set forth herein or in any other applicable written agreement between State Street and the Client, upon termination of the Agreement. All backup tapes that are not destroyed must meet the level of protection described in this Security Schedule until destroyed.

(d) Paper Destruction - State Street shall cross shred all paper waste containing Client’s data and dispose in a secure and confidential manner.

7. Communications and Operations Management.

(a) Data Protection During Transmission - State Street shall encrypt, using an industry recognized encryption algorithm, Personal Information when in transit across public networks. Except when requested or instructed by the Client, State Street shall, where practicable, encrypt, using an industry recognized encryption algorithm, Client’s data

Information Classification: Limited Access

(excluding Personal Information which is covered by the preceding sentence) when in transit across public networks. For the purposes of this Section 7, “Personal Information” means, collectively, “personally identifiable information”, “non-public personal information”, “personal data”, “personal information” and any other similar terms defined by applicable data protection or privacy law.

(b) Data Loss Prevention - State Street shall implement and adhere to a data leakage program that is designed to identify, detect, monitor, log, document, and, where appropriate and technically feasible, prevent Client’s data leaving State Street’s control without authorization; provided that, in the event of any data leakage, State Street shall be responsible to the applicable Client for such data leakage.

8. Access Controls.

(a) Authorized Access - State Street shall have controls that are designed to maintain logical separation such that access to State Street technology hosting Client’s data and/or being used to provide Services will uniquely identify each individual requiring access, grant access only to authorized personnel based on the principle of least privilege, and prevent unauthorized access to Client’s data.

(b) User Access - State Street shall have a process to promptly disable access to Client’s data by any State Street personnel who no longer requires such access. State Street shall also promptly remove access to State Street systems by Client personnel upon receipt of notification from the applicable Client.

(c) Authentication Credential Management - State Street shall communicate authentication credentials to users in a secure manner, with a proof of identity check of the intended users.

(d) Multi-Factor Authentication for Remote Access - State Street shall use multi-factor authentication, or another strong authentication mechanism, and a secure tunnel when remotely accessing State Street’s internal network.

9. Use of Laptop and Mobile Devices in connection with the Agreement.

(a) Encryption Requirements - State Street shall encrypt any laptops or mobile devices (e.g., PDAs, tablets, smartphones) containing Client’s data used by State Street’s personnel using an industry recognized encryption algorithm with at least 256 bit encryption AES (or equivalent).

(b) Secure Storage - State Street shall require that all laptops and mobile devices be securely stored whenever out of State Street personnel’s immediate possession.

(c) Inactivity Timeout - State Street shall employ access and password controls as well as inactivity timeouts of no longer than thirty (30) minutes on laptops, desktops and mobile devices managed by State Street and used by State Street’s personnel.

(d) Remote Access - State Street shall maintain the ability to remotely remove Client’s data promptly from mobile devices managed by State Street.

10. Information Systems Acquisition Development and Maintenance.

(a) Client Data – Client’s data shall only be used by State Street for the purposes specified in the Agreement.

(b) Virus Management - State Street shall maintain a malware protection program designed to identify, detect, prevent, and respond to malware infections, malicious code and unauthorized execution of code within State Street technology, and recover from any impact caused by such malware, malicious code or unauthorized execution of code.

11. Incident Event and Communications Management.

Information Classification: Limited Access

(a) Incident Management/Notification of Breach - State Street shall develop and implement an incident response plan that specifies actions to be taken when State Street or one of its Delegates detects that a party has gained unauthorized access (including inadvertent disclosures) to Client’s data (the “Response Plan”). Such Response Plan shall include an escalation procedure that includes notification to senior managers and appropriate reporting to applicable regulatory authorities and law enforcement agencies. This procedure shall provide for reporting of incidents that compromise the confidentiality of Client’s data (including backed up data) to the Clients via telephone or email (and provide a confirmatory notice in writing as soon as practicable); provided that the foregoing notice obligation is excused for such period of time as State Street is prohibited by law from notifying the Clients.

(b) State Street shall promptly notify the Clients (but in no event later than forty-eight (48) hours or such shorter timeframe as may be required under applicable law) after State Street knows that unauthorized access to Client’s data has occurred, unless otherwise prohibited by law. In such an event, and unless prohibited by law, State Street shall provide as part of such notification, to the extent available to State Street, a reasonable description of the circumstances and extent of such unauthorized access sufficient for the Clients to understand material details of any such unauthorized disclosure or access, and shall provide reasonable cooperation to the Clients, their investigators and any applicable regulatory authorities:

(i)	in the investigation, remediation, and resolution of, any other response to, any such unauthorized access;

(ii)	in the Funds’ efforts to comply with statutory notice or other Legal Requirements applicable to the Funds or their clients arising as a result of such unauthorized access; and

(iii)	in litigation and investigations involving the Funds arising as a result of such unauthorized access.

For the avoidance of doubt, State Street shall not be required to disclose or otherwise make available information pursuant to the terms of Section 20.11(c) of the Agreement.

(c)

With respect to each unauthorized disclosure or access, State Street shall promptly use commercially reasonable efforts (i) to contain such unauthorized disclosure or access and, further, to prevent further unauthorized access to or misuse of the Client Data; and (ii) to investigate the unauthorized disclosure or access. State Street shall take reasonable actions to mitigate loss from any such unauthorized disclosure or access.

Information Classification: Limited Access

Schedule A

(Attached)

Information Classification: Limited Access

Schedule B

(Attached)

Information Classification: Limited Access

Schedule C

(Attached)

Information Classification: Limited Access

Global Custody Network Schedule A

QUARTER ENDED SEPTEMBER 30, 2023

Changes from the previous quarter’s Schedule A, List of Subcustodians are reflected in red, italic font below.

MARKET	SUBCUSTODIAN	ADDRESS
Albania	Raiffeisen Bank sh.a. LEI: 529900XTU9H3KES1B287	Tish Daija Kompleski Kika 2 Tirana, Albania

Argentina	Citibank, N.A. LEI: E57ODZWZ7FF32TWEFA76	Bartolome Mitre 530 1036 Buenos Aires, Argentina

Australia	The Hongkong and Shanghai Banking Corporation Limited LEI: 2HI3YI5320L3RW6NJ957	HSBC Securities Services Level 3, 10 Smith St., Parramatta, NSW 2150, Australia

Austria	UniCredit Bank Austria AG LEI: D1HEB8VEU6D9M8ZUXG17	Global Securities Services Austria Rothschildplatz 1 A-1020 Vienna, Austria

Bahrain	First Abu Dhabi Bank P.J.S.C. LEI: 2138002Y3WMK6RZS8H90	Unit 1601, 10th Floor, Building 1565, Road 1722, Block 317 Diplomatic Area, Manama, Bahrain

Bangladesh	Standard Chartered Bank LEI: RILFO74KP1CM8P6PCT96	Silver Tower, Level 7 52 South Gulshan Commercial Area Gulshan 1, Dhaka 1212, Bangladesh

Belgium	BNP Paribas S.A., France (operating through its Paris branch with support from its Brussels branch) LEI: R0MUWSFPU8MPRO8K5P83	9, rue du Débarcadère 93500 Pantin, France

Benin	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast LEI: 54930016MQBB2NO5NB47	23, Bld de la République 17 BP 1141 Abidjan 17 Côte d’Ivoire

Bermuda	HSBC Bank Bermuda Limited LEI: 0W1U67PTV5WY3WYWKD79	6 Front Street Hamilton, HM06, Bermuda

Federation of Bosnia and Herzegovina	UniCredit Bank d.d.	Zelenih beretki 24 71 000 Sarajevo

Information Classification: Limited Access

MARKET	SUBCUSTODIAN	ADDRESS

	LEI: 549300RGT0JMDJZKVG34	Federation of Bosnia and Herzegovina

Botswana	Standard Chartered Bank Botswana Limited LEI: 5493007VY27WWF8FF542	4th Floor, Standard Chartered House Queens Road The Mall Gaborone, Botswana

Brazil	Citibank, N.A. LEI: E57ODZWZ7FF32TWEFA76	AV Paulista 1111 São Paulo, SP 01311-920 Brazil

Bulgaria	Citibank Europe plc, Bulgaria branch LEI: N1FBEDJ5J41VKZLO2475	Serdika Offices, 10th floor 48 Sitnyakovo Blvd. 1505 Sofia, Bulgaria

	UniCredit Bulbank AD LEI: 549300Z7V2WOFIMUEK50	7 Sveta Nedelya Square 1000 Sofia, Bulgaria

Burkina Faso	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast LEI: 54930016MQBB2NO5NB47	23, Bld de la République 17 BP 1141 Abidjan 17 Côte d’Ivoire

Canada	State Street Trust Company Canada LEI: 549300L71XG2CTQ2V827	30 Adelaide Street East, Suite 800 Toronto, ON Canada M5C 3G6

Chile	Banco de Chile LEI: 8B4EZFY8IHJC44TT2K84	Ahumada 251 Santiago, Chile

People’s Republic of China

Providing custodial services for the China A-share market, China B-share market, and China Interbank Bond Market:

HSBC Bank (China) Company Limited

(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

LEI: 2CZOJRADNJXBLT55G526

33rd Floor, HSBC Building, Shanghai IFC 8 Century Avenue Pudong, Shanghai, China (200120)

	Providing custodial services for the China A-share market and China Interbank Bond Market: China Construction Bank Corporation LEI: 5493001KQW6DM7KEDR62	No.1 Naoshikou Street Chang An Xing Rong Plaza Beijing 100032-33, China

China Connect	Standard Chartered Bank (Hong Kong) Limited LEI: X5AV1MBDXGRPX5UGMX13	15th Floor Standard Chartered Tower 388 Kwun Tong Road Kwun Tong, Hong Kong

Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria LEI: SSER7O0CV66FF0PRYK94	Carrera 9A, No. 99-02 Bogotá DC, Colombia

Costa Rica	Banco BCT S.A. LEI: 25490061PVFNGN0YMO97	160 Calle Central Edificio BCT San José, Costa Rica

Information Classification: Limited Access

MARKET	SUBCUSTODIAN	ADDRESS

Croatia	Privredna Banka Zagreb d.d. LEI: 549300ZHFZ4CSK7VS460	Custody Department Radnička cesta 50 10000 Zagreb, Croatia

	Zagrebacka Banka d.d. LEI: PRNXTNXHBI0TSY1V8P17	Savska 60 10000 Zagreb, Croatia

Cyprus	BNP Paribas S.A., Greece (operating through its Athens branch) LEI: R0MUWSFPU8MPRO8K5P83	2 Lampsakou Str. 115 28 Athens, Greece

Czech Republic	Československá obchodní banka, a.s. LEI: Q5BP2UEQ48R75BOTCB92	Radlická 333/150 150 57 Prague 5, Czech Republic

	UniCredit Bank Czech Republic and Slovakia, a.s. LEI: KR6LSKV3BTSJRD41IF75	BB Centrum – FILADELFIE Želetavská 1525/1 140 92 Praha 4 - Michle, Czech Republic

Denmark	Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Copenhagen branch) LEI: F3JS33DEI6XQ4ZBPTN86	Bernstorffsgade 50 1577 Copenhagen, Denmark

Egypt	Citibank, N.A. LEI: E57ODZWZ7FF32TWEFA76	Boomerang Building – Plot 48 – AlSalam Axis Street First District – 5th Settlement –11835 Cairo, Egypt

Estonia	AS SEB Pank LEI: 549300ND1MQ8SNNYMJ22	Tornimäe 2 15010 Tallinn, Estonia

Finland	Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Helsinki branch) LEI: F3JS33DEI6XQ4ZBPTN86	Securities Services Box 630 SF-00101 Helsinki, Finland

France	BNP Paribas S.A. LEI: R0MUWSFPU8MPRO8K5P83	9, rue du Débarcadère 93500 Pantin, France

Republic of Georgia	JSC Bank of Georgia LEI: 549300RPLD8RXL49Z691	29a Gagarini Str. Tbilisi 0160, Georgia

Germany	State Street Bank International GmbH LEI: ZMHGNT7ZPKZ3UFZ8EO46	Brienner Strasse 59 80333 Munich, Germany

	Deutsche Bank AG LEI: 7LTWFZYICNSX8D621K86	Alfred-Herrhausen-Allee 16-24 D-65760 Eschborn, Germany

Ghana	Standard Chartered Bank Ghana Plc LEI: 549300WFGKTC3MGDCX95	P. O. Box 768 1st Floor High Street Building Accra, Ghana

Information Classification: Limited Access

MARKET	SUBCUSTODIAN	ADDRESS

Greece	BNP Paribas S.A. LEI: R0MUWSFPU8MPRO8K5P83	2 Lampsakou Str. 115 28 Athens, Greece

Guinea-Bissau	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast LEI: 54930016MQBB2NO5NB47	23, Bld de la République 17 BP 1141 Abidjan 17 Côte d’Ivoire

Hong Kong	The Hongkong and Shanghai Banking Corporation Limited LEI: 2HI3YI5320L3RW6NJ957	Level 30, HSBC Main Building 1 Queen’s Road Central, Hong Kong

Hungary	Citibank Europe plc Magyarországi Fióktelepe LEI: N1FBEDJ5J41VKZLO2475	7 Szabadság tér, Bank Center Budapest, H-1051 Hungary

	UniCredit Bank Hungary Zrt. LEI: Y28RT6GGYJ696PMW8T44	6th Floor Szabadság tér 5-6 H-1054 Budapest, Hungary

Iceland	Landsbankinn hf. LEI: 549300TLZPT6JELDWM92	Reykjastraeti 6 101 Reykjavik, Iceland

India	Deutsche Bank AG LEI: 7LTWFZYICNSX8D621K86	Block B1, 4th Floor, Nirlon Knowledge Park Off Western Express Highway Goregaon (E) Mumbai 400 063, India

	Citibank, N.A. LEI: E57ODZWZ7FF32TWEFA76	FIFC, 11th Floor C-54/55, G Block, Bandra Kurla Complex, Bandra (East), Mumbai 400 098, India

	The Hongkong and Shanghai Banking Corporation Limited LEI: 2HI3YI5320L3RW6NJ957	11F, Building 3, NESCO - IT Park, NESCO Complex, Western Express Highway Goregaon (East), Mumbai 400 063, India

Indonesia	Deutsche Bank AG LEI: 7LTWFZYICNSX8D621K86	Deutsche Bank Building, 5th floor Jl. Imam Bonjol, No. 80 Jakarta 10310, Indonesia

	Standard Chartered Bank LEI: RILFO74KP1CM8P6PCT96	Menara Standard Chartered 5th floor Jl. Prof. Dr. Satrio No. 164, Jakarta 12930, Indonesia

Israel	Bank Hapoalim B.M. LEI: B6ARUI4946ST4S7WOU88	50 Rothschild Boulevard Tel Aviv, Israel 61000

Italy	Intesa Sanpaolo S.p.A. LEI: 2W8N8UU78PMDQKZENC08	Financial Institutions – Transactions Services Piazza della Scala, 6 20121 Milan, Italy

Information Classification: Limited Access

MARKET	SUBCUSTODIAN	ADDRESS

Ivory Coast	Standard Chartered Bank Côte d’Ivoire S.A. LEI: 54930016MQBB2NO5NB47	23, Bld de la République 17 BP 1141 Abidjan 17 Côte d’Ivoire

Japan	Mizuho Bank, Limited LEI: RB0PEZSDGCO3JS6CEU02	Shinagawa Intercity Tower A 2-15-1, Konan, Minato-ku Tokyo 108-6009, Japan

	The Hongkong and Shanghai Banking Corporation Limited LEI: 2HI3YI5320L3RW6NJ957	HSBC Building 11-1 Nihonbashi 3-chome, Chuo-ku Tokyo 1030027, Japan

Jordan	Standard Chartered Bank, Dubai International Financial Center branch LEI: RILFO74KP1CM8P6PCT96	PO Box 999 Dubai, United Arab Emirates

Kazakhstan	JSC Citibank Kazakhstan LEI: 95XXGORQK31JZP82OG22	Park Palace, Building A, 41 Kazibek Bi street, Almaty A25T0A1, Kazakhstan

Kenya	Standard Chartered Bank Kenya Limited LEI: 549300RBHWW5EJIRG629	Custody Services Standard Chartered @ Chiromo, Level 5 48 Westlands Road P.O. Box 40984 – 00100 GPO Nairobi, Kenya

Republic of Korea	Deutsche Bank AG LEI: 7LTWFZYICNSX8D621K86	12F, Centropolis Tower A, 26, Ujeongguk-ro, Jongno-gu, Seoul 03161, Korea

	The Hongkong and Shanghai Banking Corporation Limited LEI: 2HI3YI5320L3RW6NJ957	8F, HSBC Building 37, Chilpae-ro, Jung-gu, Seoul 04511, Korea

Kuwait	First Abu Dhabi Bank P.J.S.C. LEI: 2138002Y3WMK6RZS8H90	Al Bahar Tower, Ahmad Al Jaber Street Sharq, Kuwait City, Kuwait

Latvia	AS SEB banka LEI: 549300YW95G1VBBGGV07	Unicentrs, Valdlauči LV-1076 Kekavas pag., Rigas raj., Latvia

Lithuania	AB SEB bankas LEI: 549300SBPFE9JX7N8J82	Konstitucijos Ave. 24 LT 08105 Vilnius, Lithuania

Malawi	Standard Bank PLC LEI: 2549004FJV2K9P9UCU04	Kaomba Centre Cnr. Victoria Avenue & Sir Glyn Jones Road Blantyre, Malawi

Malaysia	Standard Chartered Bank Malaysia Berhad LEI: 549300JTJBG2QBI8KD48	Menara Standard Chartered 30 Jalan Sultan Ismail 50250 Kuala Lumpur, Malaysia

Information Classification: Limited Access

MARKET	SUBCUSTODIAN	ADDRESS

Mali	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast LEI: 54930016MQBB2NO5NB47	23, Bld de la République 17 BP 1141 Abidjan 17 Côte d’Ivoire

Mauritius	The Hongkong and Shanghai Banking Corporation Limited LEI: 2HI3YI5320L3RW6NJ957	6F HSBC Centre 18 CyberCity Ebene, Mauritius

Mexico	Banco Nacional de México, S.A. LEI: 2SFFM4FUIE05S37WFU55	3er piso, Torre Norte Act. Roberto Medellín No. 800 Col. Santa Fe Mexico, DF 01219

Morocco	Citibank Maghreb S.A. LEI: 5493003FVWLMBFTISI11	Zénith Millénium Immeuble1 Sidi Maârouf – B.P. 40 Casablanca 20190, Morocco

Namibia	Standard Bank Namibia Limited LEI: 254900K6TJFDYKSQWV49	Standard Bank Center Cnr. Werner List St. and Post St. Mall 2nd Floor Windhoek, Namibia

Netherlands	BNP Paribas S.A., France (operating through its Paris branch with support from its Amsterdam branch) LEI: R0MUWSFPU8MPRO8K5P83	9, rue du Débarcadère 93500 Pantin, France

New Zealand	The Hongkong and Shanghai Banking Corporation Limited LEI: 2HI3YI5320L3RW6NJ957	Level 21, HSBC Tower 188 Quay St. Auckland 1010, New Zealand

Niger	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast LEI: 54930016MQBB2NO5NB47	23, Bld de la République 17 BP 1141 Abidjan 17 Côte d’Ivoire

Nigeria	Stanbic IBTC Bank Plc. LEI: 549300NIVXF92ZIOVW61	Plot 1712 Idejo St Victoria Island, Lagos 101007, Nigeria

Norway	Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Oslo branch) LEI: F3JS33DEI6XQ4ZBPTN86	P.O. Box 1843 Vika Filipstad Brygge 1 N-0123 Oslo, Norway

Oman	First Abu Dhabi Bank P.J.S.C. LEI: 2138002Y3WMK6RZS8H90	Ruwi, CBD area, P. O. Box. 303, Muscat, P. C. 100 Sultanate of Oman

Pakistan	Deutsche Bank AG LEI: 7LTWFZYICNSX8D621K86	Avari Plaza 242 & 243 Fatima Jinnah Road Karachi – 75530, Pakistan

Information Classification: Limited Access

MARKET	SUBCUSTODIAN	ADDRESS

	Citibank, N.A. LEI: E57ODZWZ7FF32TWEFA76	Office 15A, 15th Floor, Sky Tower – West Wing Dolmen City Block 4, Marine Drive, Clifton Karachi — 75600, Pakistan

Panama	Citibank, N.A. LEI: E57ODZWZ7FF32TWEFA76	Boulevard Punta Pacifica Torre de las Americas Apartado Panama City, Panama 0834 - 00555

Peru	Citibank del Perú, S.A. LEI: MYTK5NHHP1G8TVFGT193	Canaval y Moreyra 480 3rd Floor, San Isidro Lima 27, Perú

Philippines	Standard Chartered Bank LEI: RILFO74KP1CM8P6PCT96	8th Floor, Skyplaza Building 6788 Ayala Avenue Makati City, Philippines

Poland	Bank Handlowy w Warszawie S.A. LEI: XLEZHWWOI4HFQDGL4793	ul. Senatorska 16 00-293 Warsaw, Poland

Portugal	Citibank Europe plc, Dublin, Ireland LEI: N1FBEDJ5J41VKZLO2475	1 North Wall Quay Dublin 1, Ireland

Qatar	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited) LEI: 549300F99IL9YJDWH369	2 Fl Ali Bin Ali Tower Building no.: 150 Airport Road Doha, Qatar

Romania	Citibank Europe plc, Dublin – Romania branch LEI: N1FBEDJ5J41VKZLO2475	82-94 Buzesti Street Tiriac Tower Building, 1st floor, Bucharest, Sector 1, Romania

Russia	AO Citibank LEI: CHSQDSVI1UI96Y2SW097	8-10 Gasheka Street, Building 1 125047 Moscow, Russia

Saudi Arabia	FAB Capital J.S.C. (as delegate of First Abu Dhabi Bank P.J.S.C.) LEI: 2138002Y3WMK6RZS8H90	Cayan Office Building King Fahad Road Almalqa District Riyadh 11411 Kingdom of Saudi Arabia

Senegal	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast LEI: 54930016MQBB2NO5NB47	23, Bld de la République 17 BP 1141 Abidjan 17 Côte d’Ivoire

Serbia	UniCredit Bank Serbia JSC LEI: 52990001O0THU00TYK59	Jurija Gagarina 12 11070 Belgrade, Serbia

Singapore	Citibank N.A. LEI: E57ODZWZ7FF32TWEFA76	3 Changi Business Park Crescent #07-00, Singapore 486026

Slovak Republic	UniCredit Bank Czech Republic and Slovakia, a.s. LEI: KR6LSKV3BTSJRD41IF75	Ŝancová 1/A 813 33 Bratislava, Slovak Republic

Information Classification: Limited Access

MARKET	SUBCUSTODIAN	ADDRESS

Slovenia	UniCredit Banka Slovenija d.d. LEI: 549300O2UN9JLME31F08	Ameriška ulica 2 SI-1000 Ljubljana, Slovenia

South Africa	FirstRand Bank Limited LEI: ZAYQDKTCATIXF9OQY690	Mezzanine Floor 3 First Place Bank City Corner Simmonds & Jeppe Sts. Johannesburg 2001 Republic of South Africa
	Standard Chartered Bank LEI: RILFO74KP1CM8P6PCT96	115 West Street, 2nd Floor Sandton, Johannesburg 2000 Republic of South Africa

Spain	Citibank Europe plc, Dublin, Ireland LEI: N1FBEDJ5J41VKZLO2475	1 North Wall Quay Dublin 1, Ireland

Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited LEI: 2HI3YI5320L3RW6NJ957	24, Sir Baron Jayatilake Mawatha Colombo 01, Sri Lanka

Republic of Srpska	UniCredit Bank d.d. LEI: 549300RGT0JMDJZKVG34	Zelenih beretki 24 71 000 Sarajevo Federation of Bosnia and Herzegovina

Sweden	Skandinaviska Enskilda Banken AB (publ) LEI: F3JS33DEI6XQ4ZBPTN86	Sergels Torg 2 SE-106 40 Stockholm, Sweden

Switzerland	UBS Switzerland AG LEI: 549300WOIFUSNYH0FL22	Max-Högger-Strasse 80-82 CH-8048 Zurich-Alstetten, Switzerland

Taiwan — R.O.C.	Standard Chartered Bank (Taiwan) Limited LEI: 549300QJEO1B92LSHZ06	MF, No.179 Liaoning St. Zhongshan District, Taipei 10487, Taiwan, Republic of China

Tanzania	Standard Chartered Bank (Tanzania) Limited LEI: 549300RLNUU3GJS6MK84	1 Floor, International House Corner Shaaban Robert St and Garden Ave PO Box 9011 Dar es Salaam, Tanzania

Thailand	Standard Chartered Bank (Thai) Public Company Limited LEI: 549300O1LQYCQ7G1IM57	140 Wireless Building 140 Wireless Road Lumpini, Patumwan, Bangkok 10330, Thailand

Togo	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast LEI: 54930016MQBB2NO5NB47	23, Bld de la République 17 BP 1141 Abidjan 17 Côte d’Ivoire

Tunisia	Union Internationale de Banques LEI: 549300WKCW12LEPUMV07	65 Avenue Bourguiba 1000 Tunis, Tunisia

Information Classification: Limited Access

MARKET	SUBCUSTODIAN	ADDRESS

Turkey	Citibank, A.Ş. LEI: CWZ8NZDH5SKY12Q4US31	Tekfen Tower Eski Buyukdere Caddesi 209 Kat 3 Levent 34394 Istanbul, Turkey

Uganda	Standard Chartered Bank Uganda Limited LEI: 549300W7CNYGJ68XGD27	5 Speke Road P.O. Box 7111 Kampala, Uganda

Ukraine	JSC Citibank LEI: 549300E0ROTI7ACBZH02	16-g Dilova St. Kyiv 03150, Ukraine

United Arab Emirates Dubai Financial Market	First Abu Dhabi Bank P.J.S.C. LEI: 2138002Y3WMK6RZS8H90	FAB Building Khalifa Business Park, 1 - Al Qurm District, P.O. Box 6316 Abu Dhabi, United Arab Emirates

United Arab Emirates Dubai International Financial Center	First Abu Dhabi Bank P.J.S.C. LEI: 2138002Y3WMK6RZS8H90	FAB Building Khalifa Business Park, 1 - Al Qurm District, P.O. Box 6316 Abu Dhabi, United Arab Emirates

United Arab Emirates Abu Dhabi	First Abu Dhabi Bank P.J.S.C. LEI: 2138002Y3WMK6RZS8H90	FAB Building Khalifa Business Park, 1 - Al Qurm District, P.O. Box 6316 Abu Dhabi, United Arab Emirates

United Kingdom	State Street Bank and Trust Company, United Kingdom branch LEI: 213800YAZLPV26WFM449	Quartermile 3 10 Nightingale Way Edinburgh EH3 9EG, Scotland

United States	State Street Bank and Trust Company LEI: 571474TGEMMWANRLN572	One Congress Street, Suite 1 Boston, Massachusetts, United States 02114-2016

Uruguay	Banco Itaú Uruguay S.A. LEI: 549300HU8OQS1VTVXN55	Zabala 1463 11000 Montevideo, Uruguay

Vietnam	HSBC Bank (Vietnam) Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited) LEI: 213800H95OG9OHRT4Y78	Floor 2, The Metropolitan, 235 Dong Khoi, District 1 Ho Chi Minh City, Vietnam

Zambia	Standard Chartered Bank Zambia Plc. LEI: 549300247QDZHDI30A83	Standard Chartered House Stand No. 4642 corner of Mwaimwena Road and Addis Abba Drive, 4th floor 10101, Lusaka, Zambia

Zimbabwe	Stanbic Bank Zimbabwe Limited (as delegate of Standard Bank of South Africa Limited) LEI: 5493001KJTIIGC8Y1R12	3rd Floor Stanbic Centre 59 Samora Machel Avenue Harare, Zimbabwe

Information Classification: Limited Access

Depositories Operating in Network Markets

Schedule B

Quarter Ended September 30, 2023

MARKET	DEPOSITORY	TYPES OF SECURITIES

Albania	Bank of Albania	Government debt

Argentina	Caja de Valores S.A.	Equities, government and corporate bonds, and corporate money market instruments

Australia	Austraclear Limited	Government securities, corporate bonds, and corporate money market instruments

Austria	OeKB Central Securities Depository GmbH	All securities listed on Wiener Börse AG, the Vienna Stock Exchange (as well as virtually all other Austrian securities)

Bahrain	Bahrain Clear Company	Equities

Bangladesh	Bangladesh Bank	Government securities
	Central Depository Bangladesh Limited	Equities and corporate bonds

Belgium	Euroclear Belgium	Equities and most corporate bonds
	National Bank of Belgium	Government securities, corporate bonds, and money market instruments

Benin	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
	Banque Centrale des Etats d’Afrique de l’Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.

Bermuda	Bermuda Securities Depository	Equities, corporate bonds

Federation of Bosnia and Herzegovina	Registar vrijednosnih papira u Federaciji Bosne i Hercegovine, d.d.	Equities, corporate bonds, government securities, money market instruments

Botswana	Bank of Botswana	Government debt

1

DEPOSITORIES OPERATING IN NETWORK MARKETS – SCHEDULE B

	Central Securities Depository Company of Botswana Ltd.	Equities and corporate bonds

Brazil	Brasil, Bolsa, Balcão S.A. (B3)	Equities, corporate bonds, and money market instruments
	Sistema Especial de Liquidação e de Custódia (SELIC)	Government debt issued by the central bank and the National Treasury

Bulgaria	Bulgarian National Bank	Government securities
	Central Depository AD	Eligible equities and corporate bonds

Burkina Faso	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
	Banque Centrale des Etats d’Afrique de l’Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.

Canada	The Canadian Depository for Securities Limited	All book-entry eligible securities, including government securities, equities, corporate bonds, money market instruments, strip bonds, and asset- backed securities

Chile	Depósito Central de Valores S.A.	Government securities, equities, corporate bonds, mortgage-backed securities, and money market instruments

People’s Republic of China	China Securities Depository and Clearing Corporation Limited, Shanghai and Shenzhen Branches	A shares, B shares, Treasury bonds, local government bonds, enterprise bonds, corporate bonds, open and closed-end funds, convertible bonds, and warrants
	China Central Depository and Clearing Co., Ltd.	Bonds traded through the China Interbank Bond Market (CIBM), including Treasury bonds, local government bonds, policy bank bonds, central bank bills, medium-term notes, commercial paper, enterprise bonds, and commercial bank bonds
	Shanghai Clearing House	Bonds traded through the China Interbank Bond Market (CIBM), including Treasury bonds, local government bonds, policy bank bonds, central bank bills, enterprise bonds, certain issues of medium-term notes, commercial paper, and commercial bank bonds

China Connect	China Securities Depository and Clearing Corporation Limited (CSDCC), Shanghai and Shenzhen Branches	A shares traded on the Shanghai or Shenzhen stock exchanges through Stock Connect
	China Central Depository and Clearing Co., Ltd. (CCDC)	Bonds traded through the China Interbank Bond Market (CIBM), including Treasury bonds, local government bonds, policy bank bonds, central bank bills, medium-term notes, commercial paper, enterprise bonds, and commercial bank bonds

Information Classification: Limited Access

DEPOSITORIES OPERATING IN NETWORK MARKETS – SCHEDULE B

	Shanghai Clearing House (SHCH)	Bonds traded through the China Interbank Bond Market (CIBM), including Treasury bonds, local government bonds, policy bank bonds, central bank bills, enterprise bonds, certain issues of medium-term notes, commercial paper, and commercial bank bonds
	Central Moneymarkets Unit (CMU)	All Bond Connect securities purchased by investors through Northbound trading are held in an omnibus nominee account in the name of the CMU at the CCDC or SHCH.
	Hong Kong Securities Clearing Company Limited (HKSCC)	All Stock Connect securities purchased by investors through Northbound trading are held in an omnibus account with the CSDCC and the HKSCC is recognized as the registered nominee holder of the safekept securities.

Colombia	Depósito Central de Valores	Securities issued by the central bank and the Republic of Colombia
	Depósito Centralizado de Valores de Colombia S.A. (DECEVAL)	Equities, corporate bonds, money market instruments

Costa Rica	Interclear Central de Valores S.A.	Securities traded on Bolsa Nacional de Valores

Croatia	Središnje klirinško depozitarno društvo d.d.	Eligible equities, corporate bonds, government securities, and corporate money market instruments

Cyprus	Central Depository and Central Registry	Equities, corporate bonds, dematerialized government securities, corporate money market instruments

Czech Republic	Centrální depozitář cenných papírů, a.s.	All dematerialized equities, corporate debt, and government debt, excluding Treasury bills
	Czech National Bank	Treasury bills

Denmark	VP Securities A/S	Equities, government securities, corporate bonds, corporate money market instruments, warrants

Egypt	Misr for Central Clearing, Depository and Registry S.A.E.	Eligible equities and corporate bonds
	Egyptian Central Securities Depository	Treasury bonds, Treasury bills

Estonia	Nasdaq CSD SE	All registered equity and debt securities

Finland	Euroclear Finland	Equities, corporate bonds, government securities, money market instruments

France	Euroclear France	Government securities, equities, bonds, and money market instruments

Republic of Georgia	Georgian Central Securities Depository	Equities, corporate bonds, and money market instruments
	National Bank of Georgia	Government securities

Information Classification: Limited Access

DEPOSITORIES OPERATING IN NETWORK MARKETS – SCHEDULE B

Germany	Clearstream Banking AG, Frankfurt	Equities, government securities, corporate bonds, money market instruments, warrants, investment funds, and index certificates

Ghana	Central Securities Depository (Ghana) Limited	Government securities and Bank of Ghana securities; equities and corporate bonds

Greece	Bank of Greece, System for Monitoring Transactions in Securities in Book-Entry Form	Government debt
	Hellenic Central Securities Depository	Eligible listed equities, government debt, and corporate bonds

Guinea-Bissau	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
	Banque Centrale des Etats d’Afrique de l’Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.

Hong Kong	Central Moneymarkets Unit	Government debt (i.e., exchange fund bills and notes issued by the HKMA), other private debt, and money market instruments
	Hong Kong Securities Clearing Company Limited	Securities listed or traded on the Stock Exchange of Hong Kong Limited

Hungary	KELER Központi Értéktár Zrt.	Government securities, equities, corporate bonds, and investment fund notes

Iceland	Nasdaq CSD SE, útibú á Íslandi	Government securities, equities, corporate bonds, and money market instruments

India	Central Depository Services (India) Limited	Eligible equities, debt securities, and money market instruments
	National Securities Depository Limited	Eligible equities, debt securities, and money market instruments
	Reserve Bank of India	Government securities

Indonesia	Bank Indonesia	Sertifikat Bank Indonesia (central bank certificates), Surat Utang Negara (government debt instruments), and Surat Perbendaharaan Negara (Treasury bills)
	PT Kustodian Sentral Efek Indonesia	Equities, corporate bonds, and money market instruments

Ireland	Euroclear Bank S.A./N.V.	Equities, corporate bonds, government securities

Israel	Tel Aviv Stock Exchange Clearing House Ltd. (TASE Clearing House)	Government securities, equities, corporate bonds and trust fund units

Italy	Monte Titoli S.p.A.	Equities, corporate debt, government debt, money market instruments, and warrants

Information Classification: Limited Access

DEPOSITORIES OPERATING IN NETWORK MARKETS – SCHEDULE B

Ivory Coast	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
	Banque Centrale des Etats d’Afrique de l’Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.

Japan	Bank of Japan – Financial Network System	Government securities
	Japan Securities Depository Center (JASDEC) Incorporated	Equities, corporate bonds, and corporate money market instruments

Jordan	Central Bank of Jordan	Treasury bills, government bonds, development bonds, and public entity bonds
	Securities Depository Center	Equities and corporate bonds

Kazakhstan	Central Securities Depository	Government securities, equities, corporate bonds, and money market instruments
	Astana International Exchange Central Securities Depository (AIX CSD)	Equities and corporate bonds

Kenya	Central Bank of Kenya	Treasury bills and Treasury bonds
	Central Depository and Settlement Corporation Limited	Equities and corporate debt

Republic of Korea	Korea Securities Depository	Equities, government securities, corporate bonds and money market instruments

Kuwait	Kuwait Clearing Company KSC	Money market instruments, equities, and corporate bonds

Latvia	Nasdaq CSD SE	Equities, government securities, corporate bonds, and money market instruments

Lithuania	Nasdaq CSD SE	All securities available for public trading

Malawi	Reserve Bank of Malawi	Reserve Bank of Malawi bills and Treasury bills, and equities

Malaysia	Bank Negara Malaysia	Treasury bills, Bank Negara Malaysia bills, Malaysian government securities, private debt securities, and money market instruments
	Bursa Malaysia Depository Sdn. Bhd.	Securities listed on Bursa Malaysia Securities Berhad

Mali	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.

Information Classification: Limited Access

DEPOSITORIES OPERATING IN NETWORK MARKETS – SCHEDULE B

	Banque Centrale des Etats d’Afrique de l’Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.

Mauritius	Bank of Mauritius	Government debt (traded through primary dealers)
	Central Depository and Settlement Co. Limited	Listed and unlisted equity and debt securities (corporate debt and T-bills traded on the exchange)

Mexico	S.D. Indeval, S.A. de C.V.	All securities

Morocco	Maroclear	Eligible listed equities, corporate and government debt, certificates of deposit, commercial paper

Namibia	Bank of Namibia	Treasury bills

Netherlands	Euroclear Nederland	Government securities, equities, corporate bonds, corporate money market instruments, and stripped government bonds

New Zealand	New Zealand Central Securities Depository Limited	Government securities, equities, corporate bonds, and money market instruments

Niger	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
	Banque Centrale des Etats d’Afrique de l’Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.

Nigeria	Central Bank of Nigeria	Treasury bills and government bonds
	Central Securities Clearing System Limited	Equities and corporate bonds traded on the Nigeria Stock Exchange
	FMDQ Depository Limited	Treasury bills, equities, corporate bonds, corporate money market instruments

Norway	Verdipapirsentralen ASA	All listed securities

Oman	Muscat Clearing & Depository Company S.A.O.G.	Equities, corporate bonds, government debt

Pakistan	Central Depository Company of Pakistan Limited	Equities and corporate bonds
	State Bank of Pakistan	Government securities

Panama	Central Latinoamericana de Valores, S.A. (LatinClear)	Equities, government and corporate debt, commercial paper, short-term securities

Peru	CAVALI S.A. Institución de Compensación y Liquidación de Valores	All securities in book-entry form traded on the stock exchange

Philippines	Philippine Depository & Trust Corporation	Eligible equities and debt

Information Classification: Limited Access

DEPOSITORIES OPERATING IN NETWORK MARKETS – SCHEDULE B

	National Registry of Scripless Securities (nROSS) of the Bureau of the Treasury	Government securities

Poland	Rejestr Papierów Wartościowych	Treasury bills
	Krajowy Depozyt Papierów Wartościowych, S.A.	Equities, corporate bonds, corporate money market instruments, Treasury bonds, warrants, and futures contracts

Portugal	INTERBOLSA – Sociedad Gestora de Sistemas de Liquidação e de Sistemas Centralizados de Valores Mobiliários, S.A.	All local Portuguese instruments

Qatar	Qatar Central Securities Depository	Equities, government bonds and Treasury bills listed on the Qatar Exchange

Romania	National Bank of Romania	Treasury bills and bonds
	S.C. Depozitarul Central S.A.	Bursa de Valori Bucuresti- (Bucharest Stock Exchange-) listed equities, corporate bonds, government bonds, and municipal bonds

Russia	National Settlement Depository	Eligible equities, Obligatsii Federal’nogo Zaima (OFZs), and corporate debt denominated in RUB

Saudi Arabia	Securities Depository Center Company	Equities, government securities, and Treasury bills

Senegal	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
	Banque Centrale des Etats d’Afrique de l’Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.

Serbia	Central Securities Depository and Clearinghouse	All instruments

Singapore	Monetary Authority of Singapore	Government securities
	The Central Depository (Pte.) Limited	Eligible listed equities and eligible private debt traded in Singapore

Slovak Republic	Centrálny depozitár cenných papierov SR, a.s.	All dematerialized securities

Slovenia	KDD – Centralna klirinško depotna družba d.d.	All publicly traded securities

South Africa	Strate (Pty) Ltd.	Eligible equities, government securities, corporate bonds, money market instruments, and warrants

Information Classification: Limited Access

DEPOSITORIES OPERATING IN NETWORK MARKETS – SCHEDULE B

Spain	IBERCLEAR	Government securities, equities, warrants, money market instruments, and corporate bonds

Sri Lanka	Central Bank of Sri Lanka	Government securities
	Central Depository System (Pvt) Limited	Equities and corporate bonds

Republic of Srpska	Central Registry of Securities in the Republic of Srpska JSC	Government securities, equities, and corporate and municipal bonds

Sweden	Euroclear Sweden AB	Government securities, equities, bonds, money market instruments, derivatives, exchange traded funds, and warrants

Switzerland	SIX SIS AG	Government securities, equities, corporate bonds, money market instruments, derivatives, mutual funds, and warrants

Taiwan — R.O.C.	Central Bank of the Republic of China (Taiwan)	Government securities
	Taiwan Depository and Clearing Corporation	Listed equities, short-term bills, and corporate bonds

Tanzania	CSD & Registry Company Limited	Equities and corporate bonds

Thailand	Thailand Securities Depository Company Limited	Government securities, equities and corporate bonds

Togo	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
	Banque Centrale des Etats d’Afrique de l’Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.

Tunisia	Tunisie Clearing	All eligible listed securities

Turkey	Central Bank of Turkey	Government securities
	Central Registry Agency	Equities, corporate bonds, money market instruments, mutual fund certificates, exchange traded funds

Uganda	Bank of Uganda	Treasury bills and Treasury bonds
	Securities Central Depository	Equities, corporate bonds

Ukraine	National Depository of Ukraine	Equities, bonds, and money market instruments
	National Bank of Ukraine	Government securities

United Arab Emirates – Abu Dhabi	Clearing, Settlement, Depository and Registry department of the Abu Dhabi Securities Exchange	Equities, government securities, and corporate debt

Information Classification: Limited Access

DEPOSITORIES OPERATING IN NETWORK MARKETS – SCHEDULE B

United Arab Emirates – Dubai Financial Market	Dubai Central Securities Depository LLC	Equities, government securities, and corporate debt listed on the DFM

United Arab Emirates – Dubai International Financial Center	Central Securities Depository, owned and operated by NASDAQ Dubai Limited	Equities, corporate bonds, and corporate money market instruments

United Kingdom	Euroclear UK & International Limited	GBP- and EUR-denominated money market instruments

United States	Depository Trust Company	equities, American depositary receipts, corporate debt, municipal debt, money market instruments
	Federal Reserve’s Fedwire Securities Service	U.S. Treasury and federal agency securities, mortgage-backed securities, platinum securities, certain real estate mortgage investment conduit (REMIC) issues, certain international agency securities

Uruguay	Banco Central del Uruguay	Government securities

Vietnam	Vietnam Securities Depository and Clearing Corporation	Equities, government bonds, T-bills, corporate bonds, and public fund certificates

Zambia	Bank of Zambia	Treasury bills and Treasury bonds
	LuSE Central Shares Depository Limited	Treasury bonds, corporate bonds, and equities

Zimbabwe	Chengetedzai Depository Company Limited	Equities and corporate bonds
	Reserve Bank of Zimbabwe	Treasury bills and Treasury bonds
	Victoria Falls Stock Exchange Central Securities Depository (VFEX CSD)	Specific equities

TRANSNATIONAL DEPOSITORIES

Euroclear Bank S.A./N.V.		Domestic securities from more than 40 markets

Clearstream Banking, S.A.		Domestic securities from more than 50 markets

Information Classification: Limited Access

Global Custody Network Publications

Schedule C

Publication / Type of Information	Brief Description

The Guide to Custody in World Markets (available on my.statestreet.com)	An overview of settlement and safekeeping procedures, custody practices, and foreign investor considerations for the markets in which State Street offers custodial services.

Global Custody Network Review (available on my.statestreet.com)	Information relating to Foreign Subcustodians in State Street’s Global Custody Network. The Review stands as an integral part of the materials that State Street provides to its U.S. mutual fund clients to assist them in complying with SEC Rule 17f-5. The Review also gives insight into State Street’s market expansion and Foreign Subcustodian selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign Subcustodian banks.

Securities Depository Review (available on my.statestreet.com)	Custody risk analyses of the Foreign Securities Depositories presently operating in Network markets. This publication is an integral part of the materials that State Street provides to its U.S. mutual fund clients to meet informational obligations created by SEC Rule 17f-7.

Global Legal Survey (available on my.statestreet.com)	With respect to each market in which State Street offers custodial services, annual opinions relating to whether local law restricts:

(i) access of a fund’s independent public accountants to books and records of a Foreign Subcustodian or Foreign Securities System,

(ii)  a fund’s ability to recover in the event of bankruptcy or insolvency of a Foreign Subcustodian or Foreign Securities System,

(iii)  a fund’s ability to recover in the event of a loss by a Foreign Subcustodian or Foreign Securities System, and

(iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements (available upon request)	Copies of the contracts that State Street has entered into with each Foreign Subcustodian that maintains U.S. mutual fund assets in the markets in which State Street offers custodial services.

Global Market Bulletin (daily or as necessary via email and available on my.statestreet.com)	Information on changing settlement and custody conditions in markets where State Street offers custodial services. Includes changes in market and tax regulations, depository developments, dematerialization information, as well as other market changes that may impact State Street’s clients.

Foreign Custody Risk Advisories (provided as necessary and available on my.statestreet.com)	For those markets where State Street offers custodial services that exhibit special risks or infrastructures impacting custody, State Street maintains market advisories to highlight those unique market factors which might impact our ability to offer recognized custody service levels.

Foreign Custody Manager Material Change Notices (available on my.statestreet.com)	Quarterly informational letters and accompanying materials, pursuant to our role as Foreign Custody Manager, confirming State Street’s foreign custody arrangements, including a summary of material changes with Foreign Subcustodians that have occurred during the previous quarter. The notices also identify any material changes in the custodial risks associated with maintaining assets with Foreign Securities Depositories.

Please contact GlobalMarketInformation@statestreet.com with questions about this document.

The information contained in this document has been carefully researched and is believed to be reliable as of the publication date. Due to the complexities of the markets and changing conditions, however, State Street cannot guarantee that it is complete or accurate in every respect. This document should not be construed or used as a substitute for appropriate legal or investment counsel. Specific advice should be sought on matters relevant to the investment activities of the reader. This application contains proprietary information and is fully protected by relevant copyright laws worldwide.

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